Exhibit 10.1

CREDIT AND SECURITY AGREEMENT
BY AND AMONG
GLOBAL EMPLOYMENT SOLUTIONS, INC.,
EXCELL PERSONNEL SERVICES CORPORATION,
FRIENDLY ADVANCED SOFTWARE TECHNOLOGY, INC.,
TEMPORARY PLACEMENT SERVICE, INC.,
SOUTHEASTERN STAFFING, INC.,
SOUTHEASTERN PERSONNEL MANAGEMENT, INC.,
MAIN LINE PERSONNEL SERVICES, INC.,
BAY HR, INC.,
SOUTHEASTERN GEORGIA HR, INC.,
SOUTHEASTERN STAFFING II, INC.,
SOUTHEASTERN STAFFING III, INC.,
SOUTHEASTERN STAFFING IV, INC.,
SOUTHEASTERN STAFFING V, INC.,
SOUTHEASTERN STAFFING VI, INC. and
KEYSTONE ALLIANCE, INC.
AND
WELLS FARGO BANK, NATIONAL ASSOCIATION
Acting through its WELLS FARGO BUSINESS CREDIT operating division
April 29, 2008

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ARTICLE V REPRESENTATIONS AND WARRANTIES	36

Section 5.1 Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations; Federal Employer Identification Number and Organizational Identification Number	36
Section 5.2 Capitalization	36
Section 5.3 Authorization of Borrowing; No Conflict as to Law or Agreements	37
Section 5.4 Legal Agreements	37
Section 5.5 Subsidiaries	37
Section 5.6 Financial Condition; No Adverse Change	37
Section 5.7 Litigation	37
Section 5.8 Regulation U	37
Section 5.9 Taxes	38
Section 5.10 Titles and Liens	38
Section 5.11 Intellectual Property Rights	38
Section 5.12 Plans	39
Section 5.13 Default	39
Section 5.14 Environmental Matters	40
Section 5.15 Submissions to the Lender	40
Section 5.16 Financing Statements	41
Section 5.17 Rights to Payment	41
Section 5.18 Financial Solvency	41
Section 5.19 Mortgages	41
Section 5.20 Borrower Property	41
Section 5.21 Secured Subordinated Debt	41

ARTICLE VI COVENANTS	42

Section 6.1 Reporting Requirements	42
Section 6.2 Financial Covenants	45
Section 6.3 Permitted Liens; Financing Statements	45
Section 6.4 Indebtedness	46
Section 6.5 Guaranties	46
Section 6.6 Investments and Subsidiaries	47
Section 6.7 Dividends and Distributions	47
Section 6.8 Salaries	48
Section 6.9 Key Person Life Insurance	48
Section 6.10 Books and Records; Collateral Examination, Inspection and Appraisals	48
Section 6.11 Account Verification	48
Section 6.12 Compliance with Laws	49
Section 6.13 Payment of Taxes and Other Claims	49
Section 6.14 Maintenance of Properties	49
Section 6.15 Insurance	50
Section 6.16 Preservation of Existence	50
Section 6.17 Delivery of Instruments, etc.	50
Section 6.18 Sale or Transfer of Assets; Suspension of Business Operations	50
Section 6.19 Consolidation and Merger; Asset Acquisitions	51

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CREDIT AND SECURITY AGREEMENT
Dated as of April 29, 2008
GLOBAL EMPLOYMENT SOLUTIONS, INC., a Colorado corporation (“Global”), EXCELL PERSONNEL SERVICES CORPORATION, an Illinois corporation (“Excell”), FRIENDLY ADVANCED SOFTWARE TECHNOLOGY, INC., a New York corporation (“Friendly”), TEMPORARY PLACEMENT SERVICE, INC., f/k/a Michaels & Associates, Inc. and successor by merger to Temporary Placement Service, Inc., a Georgia corporation (“TPS”), SOUTHEASTERN STAFFING, INC., a Florida corporation (“Southeastern”), SOUTHEASTERN PERSONNEL MANAGEMENT, INC., a Florida corporation (“SPM”), MAIN LINE PERSONNEL SERVICES, INC., a Pennsylvania corporation (“Main Line”), BAY HR, INC., a Florida corporation (“BHR”), SOUTHEASTERN GEORGIA HR, INC., a Georgia corporation (“SGHR”), SOUTHEASTERN STAFFING II, INC., a Florida corporation (“SEII”), SOUTHEASTERN STAFFING III, INC., a Florida corporation (“SEIII”), SOUTHEASTERN STAFFING IV, INC., a Florida corporation (“SEIV”), SOUTHEASTERN STAFFING V, INC., a Florida corporation (“SEV”), SOUTHEASTERN STAFFING VI, INC., a Florida corporation (“SEVI”), and KEYSTONE ALLIANCE, INC., a Florida corporation (“Keystone”) (Global, Excell, Friendly, TPS, Southeastern, SPM, Main Line, BHR, SGHR, SEII, SEIII, SEIV, SEV, SEVI, and Keystone are each referred to herein as a “Borrower” and collectively as the “Borrowers”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (as more fully defined in Article I herein, the “Lender”) acting through its Wells Fargo Business Credit operating division, hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1 Definitions. Except as otherwise expressly provided in this Agreement, the following terms shall have the meanings given them in this Section:
“Acceptance of Services” means the Acceptance of Services by and between Global and the Lender, dated the same date as this Agreement.
“Accounts” shall have the meaning given it under the UCC.
“Advance” means a Revolving Advance or the Term Advance.
“Affiliate” or “Affiliates” means any Person controlled by, controlling or under common control with a Borrower, including any Subsidiary of a Borrower. For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
“Aggregate Face Amount” is defined in Section 2.8(d).
“Agreement” means this Credit and Security Agreement.

“Applicable Insolvency Laws” is defined in Section 2.16(b)
“Availability” means (i) with respect to all Borrowers on a consolidated basis, the difference between (x) the aggregate Borrowing Base for all Borrowers and (y) the sum of (A) the outstanding principal balance of the Revolving Note, (B) the L/C Amount, (C) the Borrowing Base Reserve and (D) the Indebtedness that all Borrowers on a consolidated basis owe to the Lender that has not yet been advanced on the Revolving Note, and the dollar amount that the Lender in its reasonable discretion then determines to be a reasonable determination of the Borrowers’ aggregate credit exposure with respect to any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement offered to the Borrowers by the Lender that is not described in Article II of this Agreement and any indebtedness owed by the Borrowers to Wells Fargo Merchant Services, L.L.C., and (ii) with respect to any Borrower individually, the difference between (x) the Borrowing Base for that Borrower and (y) the sum of (A) the outstanding principal balance of Revolving Advances made to that Borrower, (B) the L/C Amount for that Borrower, (C) the Borrowing Base Reserve related to that Borrower and (D) the Indebtedness that such Borrower on a consolidated basis owes to the Lender that has not yet been advanced on the Revolving Note, and the dollar amount that the Lender in its reasonable discretion then determines to be a reasonable determination of such Borrower’s aggregate credit exposure with respect to any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement offered to such Borrower by the Lender that is not described in Article II of this Agreement and any indebtedness owed by such Borrower to Wells Fargo Merchant Services, L.L.C.
“Book Net Worth” means, with respect to any Borrower or the Public Parent, the aggregate of the common and preferred shareholders’ equity in such Borrower or the Public Parent determined in accordance with GAAP (calculated without regard to any non-cash effects of accounting for (i) stock-based compensation in accordance with FASB pronouncement SFAS 123(r), and (ii) financial instruments acquired by any Borrower in accordance with FASB pronouncement SFAS 133).
“Borrowing Base” means, at any time and without duplication:
(a) for the Southeastern Group, the lesser of:
(i) the Maximum Line Amount; and
(ii) subject to change from time to time in the Lender’s sole discretion, the sum of:
(x) the lesser of (A) the Eligible Account Advance Rate Percentage of the aggregate Eligible Accounts of the Southeastern Group, and (B) $3,000,000, plus
(y) the lesser of (A) the Eligible Unbilled Account Advance Rate Percentage of the aggregate Eligible Unbilled Accounts of the Southeastern Group, and (B) $5,000,000; and

(b) for all Borrowers other than the Southeastern Group, the lesser of:
(i) the Maximum Line Amount; and
(ii) subject to change from time to time in the Lender’s sole discretion, the sum of:
(x) the Eligible Account Advance Rate Percentage of the aggregate Eligible Accounts of all Borrowers (other than the Southeastern Group), plus
(y) the lesser of (A) the Eligible Unbilled Account Advance Rate Percentage of the aggregate Eligible Unbilled Accounts of all Borrowers (other than the Southeastern Group) and (B) $5,000,000.
“Borrowing Base Reserve” means, as of any date of determination, such amounts (expressed as either a specified amount or as a percentage of a specified category or item) as the Lender may from time to time establish and adjust in reducing Availability (a) to reflect events, conditions, contingencies or risks which, as determined by the Lender, do or may affect (i) the Collateral or its value, (ii) the assets, business or prospects of any Borrower, or (iii) the security interests and other rights of the Lender in the Collateral (including the enforceability, perfection and priority thereof), or (b) to reflect the Lender’s judgment that any collateral report or financial information furnished by or on behalf of a Borrower to the Lender is or may have been incomplete, inaccurate or misleading in any material respect, or (c) in respect of any state of facts that the Lender determines constitutes a Default or an Event of Default.
“Business Day” means a day on which the Federal Reserve Bank of New York is open for business and, if such day relates to a LIBOR Advance, a day on which dealings are carried on in the London interbank eurodollar market.
“Buyers” is defined in the definition of “Secured Subordinated Debt” in this Section 1.1.
“Capital Expenditures” means for a period, any unfinanced expenditure during such period for the purchase or other acquisition of any capital asset.
“Cash Interest Expense” means for any measurement period, the Borrowers’ total gross interest expense during such period (excluding interest income), less (i) the amortization of debt and preferred stock, classified as debt, discounts and (ii) the amortization of all fees payable in connection with the incurrence of Debt to the extent included in interest expense.
“Change of Control” means the occurrence of any of the following events:
(a) Other than with respect to Howard Brill, the holders of the preferred stock of the Public Parent as of March 31, 2008, and the holders of the Secured Subordinated Debt as of March 31, 2008, any Person or “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 25 percent of the voting power of all classes of voting stock of the Public Parent or any Borrower.

(b) During any consecutive two-year period, individuals who at the beginning of such period constituted the board of Directors of the Public Parent or any Borrower (together with any new Directors whose election to such board of Directors, or whose nomination for election by the owners of the Public Parent or such Borrower, was approved by a vote of 66 2/3% of the Directors then still in office who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of Directors of the Public Parent or such Borrower then in office.
(c) Howard Brill or Daniel T. Hollenbach shall cease to actively manage the applicable Borrower’s day-to-day business activities unless, in each case, a replacement of any such person, acceptable to the Lender in its reasonable discretion, is put in place within 120 days of such cessation.
(d) Any Fundamental Transaction occurs.
“Collateral” means each Borrower’s Accounts, chattel paper and electronic chattel paper, deposit accounts, documents, Equipment, General Intangibles, goods, instruments, Inventory, Intellectual Property Rights, Investment Property, letter-of-credit rights, letters of credit, all sums on deposit in any Collateral Account or in the Southeastern Blocked Account, and any items in any Lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) in the case of all goods, all accessions; (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (v) all collateral subject to the Lien of any Security Document; (vi) any money, or other assets of each Borrower that now or hereafter come into the possession, custody, or control of the Lender; (vii) all sums on deposit in the Special Account; (viii) proceeds of any and all of the foregoing; (ix) books and records of each Borrower, including all mail or electronic mail addressed to each Borrower; and (x) all of the foregoing, whether now owned or existing or hereafter acquired or arising or in which any Borrower now has or hereafter acquires any rights.
“Collateral Account” means the “Collection Account” as defined in the Master Agreement for Treasury Management Services and related Lockbox and Collection Account Service Description of Collection Account Service Description, whichever is applicable.
“Commercial Letter of Credit Agreement” means an agreement governing the issuance of documentary letters of credit by the Lender, entered into between any Borrower as applicant and the Lender as issuer.
“Commitment” means the Lender’s commitment to make Advances to, and to issue Letters of Credit for the account of, the Borrowers.

“Constituent Documents” means with respect to any Person, as applicable, such Person’s certificate of incorporation, articles of incorporation, by-laws, certificate of formation, articles of organization, limited liability company agreement, management agreement, operating agreement, shareholder agreement, partnership agreement or similar document or agreement governing such Person’s existence, organization or management or concerning disposition of ownership interests of such Person or voting rights among such Person’s owners.
“Contribution Share” is defined in Section 2.16(a).
“Copyright Security Agreement” means each Copyright Security Agreement now or hereafter executed by any Borrower or the Public Parent in favor of the Lender.
“Credit Facility” means the credit facility under which Revolving Advances and Letters of Credit may be made available to the Borrowers by the Lender under Article II.
“Current Maturities of Long Term Debt” means $3,000,000.
“Cut-off Time” means 11:00 a.m., Denver, Colorado time.
“Debt” means of a Person as of a given date, all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet for such Person and shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.
“Debt Service Coverage Ratio” means, as of the end of any twelve (12) month period, (i) the sum of (A) net income before taxes plus (B) depreciation plus (C) amortization plus (D) non-cash expenses pursuant to GAAP excluding any non-cash tax expenses plus (E) Cash Interest Expense minus (F) Capital Expenditures, divided by (ii) the sum of (A) capital lease payments plus (B) Cash Interest Expense plus (C) Current Maturities of Long Term Debt.
“Default” means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.
“Default Period” means any period of time beginning on the day a Default or Event of Default occurs and ending on the date identified by the Lender in writing as the date that such Default or Event of Default has been cured or waived.
“Default Rate” means an annual interest rate in effect during a Default Period or following the Termination Date, which interest rate shall be equal to three percent (3%) over the applicable Floating Rate or the LIBOR Advance Rate, as the case may be, as such rate may change from time to time.
“Director” means a director if the Public Parent or such Borrower is a corporation, a governor or manager if the Public Parent or such Borrower is a limited liability company, or a general partner if the Public Parent or such Borrower is a partnership.

“Eligible Accounts” means all unpaid Accounts of any Borrower arising from the sale or lease of goods or the performance of services, net of any credits, but excluding any such Accounts having any of the following characteristics:
(i) That portion of Accounts unpaid 90 days or more after the invoice date (or, in the case of the Southeastern Group, 14 days or more);
(ii) That portion of Accounts related to goods or services with respect to which any Borrower has received notice of a claim or dispute, which are subject to a claim of offset or a contra account, or which reflect a reasonable reserve for warranty claims or returns;
(iii) That portion of Accounts not yet earned by the final delivery of goods or rendition of services, as applicable, by any Borrower to the customer, including progress billings, and that portion of Accounts for which an invoice has not been sent to the applicable account debtor;
(iv) Accounts constituting (A) proceeds of copyrightable material unless such copyrightable material shall have been registered with the United States Copyright Office, or (B) proceeds of patentable inventions unless such patentable inventions have been registered with the United States Patent and Trademark Office;
(v) Accounts owed by any unit of government, whether foreign or domestic (provided, however, that there shall be included in Eligible Accounts that portion of Accounts owed by such units of government for which a Borrower has provided evidence satisfactory to the Lender that (A) the Lender has a first priority perfected security interest and (B) such Accounts may be enforced by the Lender directly against such unit of government under all applicable laws);
(vi) Accounts owed by an account debtor located outside the United States which are not (A) backed by a bank letter of credit naming the Lender as beneficiary or assigned to the Lender, in the Lender’s possession or control, and with respect to which a control agreement concerning the letter-of-credit rights is in effect, and acceptable to the Lender in all respects, in its sole discretion, or (B) covered by a foreign receivables insurance policy acceptable to the Lender in its sole discretion;
(vii) Accounts denominated in any currency other than United States dollars;
(viii) Accounts owed by an account debtor that is insolvent, the subject of bankruptcy proceedings or has gone out of business;
(ix) Accounts owed by a Borrower or an Owner, Subsidiary, Affiliate, Officer or employee of any Borrower;
(x) Accounts not subject to a duly perfected security interest in the Lender’s favor or which are subject to any Lien in favor of any Person other than the Lender;

(xi) That portion of Accounts that has been restructured, extended, amended or modified;
(xii) That portion of Accounts that constitutes advertising, finance charges, service charges or sales or excise taxes;
(xiii) That portion of Accounts owing from a single account debtor that exceeds fifteen percent (15%) of total Eligible Accounts at any time;
(xiv) (A) Accounts owed by an account debtor, regardless of whether otherwise eligible, if twenty-five percent (25%) or more of the total amount of Accounts due from such debtor is ineligible under clauses (i), (ii) or (xi) above and (B) Accounts owed by an account debtor to any one Borrower, regardless of whether otherwise eligible, if twenty five-percent (25%) or more of the total amount of Accounts due from such debtor to such Borrower is ineligible under clauses (i), (ii) or (xi) above;
(xv) Accounts of a Borrower with a negative Book Net Worth; and
(xvi) Accounts, or portions thereof, otherwise deemed ineligible by the Lender in its sole discretion.
“Eligible Account Advance Rate Percentage” means up to 85%, or such lesser rate as the Lender in its sole discretion may deem appropriate from time to time, provided that Lender gives Global five (5) days’ prior written notice of such lesser rate.
“Eligible Unbilled Account Advance Rate Percentage” means up to 75%, or such lesser rate as the Lender in its sole discretion may deem appropriate from time to time, provided that Lender gives Global five (5) days’ prior written notice of such lesser rate.
“Eligible Unbilled Accounts” means all Accounts that would be Eligible Accounts except for the fact that such Accounts have not been invoiced, other than any such Accounts deemed ineligible in the Lender’s sole discretion. For purposes of calculating the Borrowing Base, Eligible Unbilled Accounts shall be equal to the sum of (i) 60% of the amount of the prior two weeks’ sales for the Southeastern Group plus (ii) 90% of the amount of the prior week’s sales for all Borrowers other than the Southeastern Group.
“Employee Service Agreement” means any agreement between any Borrower and any customer of any Borrower pursuant to which any Borrower will provide any human resources outsourcing functions.
“Environmental Law” means any federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.
“Equipment” shall have the meaning given it under the UCC.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means, as to any Borrower, any trade or business (whether or not incorporated) that is a member of a group which includes such Borrower and which is treated as a single employer under Section 414 of the IRC.
“Event of Default” is defined in Section 7.1.
“Excess Cash Flow” means, for a given period, the sum of (a) Net Income, before tax, plus (b) depreciation, amortization and other non-cash items, minus (c) Capital Expenditures and the amount of the Borrowers’ long-term debt and capitalized leases which become due during such period including under the Term Note, minus (d) taxes actually paid with cash, each such amount described in clauses (a) through (d) as determined for such period in accordance with GAAP.
“Excess Payment” is defined in Section 2.16(a).
“Financial Covenants” means the covenants set forth in Section 6.2.
“Floating Rate” means, (i) with respect to Revolving Advances evidenced by the Revolving Note, an annual interest rate equal to the Prime Rate, and (ii) with respect to Term Advances evidenced by the Term Note, an annual interest rate equal to the sum of the Prime Rate plus two and three quarters of one percent (2.75%), which interest rate shall, in each case, change when and as the Prime Rate changes.
“Floating Rate Advance” means an Advance bearing interest at the Floating Rate.
“Fundamental Transaction” means (i) a transaction or series of related transactions pursuant to which the Public Parent: (A) sells, conveys or disposes of all or substantially all of its assets determined on either a quantitative or qualitative basis (the presentation of any such transaction for stockholder approval being conclusive evidence that such transaction involves the sale of all or substantially all of the assets of the Public Parent); (B) merges or consolidates with or into, or engages in any other business combination with, any other Person, in any case that results in the holders of the voting securities of the Public Parent immediately prior to such transaction holding or having the right to direct the voting of 50% or less of the total outstanding voting securities of the Public Parent or such other surviving or acquiring person or entity immediately following such transaction; or (C) sells or issues, or any of its stockholders sells or transfers, any securities to any Person, or the acquisition or right to acquire securities by any Person, in either case acting individually or in concert with others, such that, following the consummation of such transaction(s), such Person(s) (together with their respective affiliates, as such term is used under Section 13(d) of the Securities Exchange Act of 1934, as amended) would own or have the right to acquire greater than 50% of the outstanding shares of common stock of the Public Parent (on a fully-diluted basis, assuming the full conversion, exercise or exchange of all rights then outstanding); (ii) any reclassification or change of the outstanding shares of common stock of the Public Parent (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or (iii) any event, transaction or series of related transactions that results in individuals serving on the board of Directors of the Public Parent on March 31, 2008 ceasing for any reason to constitute at least a majority of the board of Directors of the Public Parent; provided, however, that any individual becoming a director of the Public Parent subsequent to March 31, 2008 whose appointment, election, or nomination for election by the Public Parent’s stockholders was approved by a vote of at least two-thirds of the individuals serving on the board of Directors of the Public Parent on March 31, 2008 (other than an appointment, election, or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Public Parent) shall be considered as though such Person were a member of the board of Directors of the Public Parent on March 31, 2008.

“Funding Date” is defined in Section 2.1.
“GAAP” means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.6.
“General Intangibles” shall have the meaning given it under the UCC.
“Guarantor” means all Borrowers, the Public Parent and every other Person who now or in the future agrees to guaranty the Indebtedness.
“Guaranty” means each unconditional continuing guaranty by a corporation executed by a Guarantor in favor of the Lender.
“Hazardous Substances” means pollutants, contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.
“Indebtedness” is used herein in its most comprehensive sense and means any and all advances, debts, obligations and liabilities of the Borrowers to the Lender, heretofore, now or hereafter made, incurred or created, whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including under any swap, derivative, foreign exchange, hedge, deposit, treasury management or other similar transaction or arrangement at any time entered into by a Borrower with the Lender or with Wells Fargo Merchant Services, L.L.C., and whether such Borrower may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be or hereafter becomes unenforceable.
“Indemnified Liabilities” is defined in Section 8.6.
“Indemnitees” is defined in Section 8.6.
“Infringement” or “Infringing” when used with respect to Intellectual Property Rights means any infringement or other violation of Intellectual Property Rights.
“Intellectual Property Rights” means all actual or prospective rights arising in connection with any intellectual property or other proprietary rights, including all rights arising in connection with copyrights, patents, service marks, trade dress, trade secrets, trademarks, trade names or mask works.

“Interest Expense” means for a fiscal year-to-date period, the Borrower’s total gross interest expense during such period (excluding interest income), and shall in any event include (i) interest expensed (whether or not paid) on all Debt, (ii) the amortization of debt discounts, (iii) the amortization of all fees payable in connection with the incurrence of Debt to the extent included in interest expense, and (iv) the portion of any capitalized lease obligation allocable to interest expense.
“Interest Payment Date” is defined in Section 2.9(a).
“Interest Period” means the period that commences on (and includes) the Business Day on which either a LIBOR Advance is made or continued, or on which a Floating Rate Advance is converted to a LIBOR Advance, and ending on (but excluding) the Business Day numerically corresponding to such date that is one, three, six, or twelve months thereafter as designated by the Borrowers, during which period the outstanding principal balance of the LIBOR Advance shall bear interest at the LIBOR Advance Rate; provided, however, that:
(a) No Interest Period may be selected for an Advance for a principal amount less than One Million Five Hundred Thousand Dollars ($1,500,000), and no more than three (3) different Interest Periods may be outstanding at any one time;
(b) If an Interest Period would otherwise end on a day which is not a Business Day, then the Interest Period shall end on the next Business Day thereafter, unless that Business Day is the first Business Day of a month, in which case the Interest Period shall end on the last Business Day of the preceding month;
(c) No Interest Period applicable to a Revolving Advance may end later than the Maturity Date; and
(d) In no event shall the Borrowers select Interest Periods with respect to Advances which, in the aggregate, would require payment of a contracted funds breakage fee under this Agreement in order to make required principal payments.
“Inventory” shall have the meaning given it under the UCC.
“Investment Property” shall have the meaning given it under the UCC.
“IRC” means the Internal Revenue Code of 1986, as amended from time to time.
“L/C Amount” means the sum of (i) the Aggregate Face Amount of any issued and outstanding Letters of Credit and (ii) the unpaid amount of the Obligation of Reimbursement.
“L/C Application” means an application for the issuance of standby or documentary letters of credit pursuant to the terms of a Standby Letter of Credit Agreement or a Commercial Letter of Credit Agreement, in form acceptable to the Lender.
“Lender” means Wells Fargo Bank, National Association in its broadest and most comprehensive sense as a legal entity, and is not limited in its meaning to the Lender’s Wells Fargo Business Credit operating division, or to any other operating division of the Lender.

“Letter of Credit” is defined in Section 2.4(a).
“LIBOR” means the rate per annum (rounded upward, if necessary, to the nearest whole one-eighth (1/8th) of one percent (1%)) determined pursuant to the following formula:

LIBOR =	Base LIBOR

100% - LIBOR Reserve Percentage
(i) “Base LIBOR” means the rate per annum for United States dollar deposits quoted by the Lender as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by the Lender for the purpose of calculating effective rates of interest for loans making reference thereto, on the first day of a Interest Period for delivery of funds on said date for a period of time approximately equal to the number of days in such Interest Period and in an amount approximately equal to the principal amount to which such Interest Period applies. The Borrowers understand and agree that the Lender may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as the Lender in its discretion deems appropriate including the rate offered for U.S. dollar deposits on the London Inter-Bank Market.
(ii) “LIBOR Reserve Percentage” means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for “Eurocurrency Liabilities” (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by the Lender for expected changes in such reserve percentage during the applicable Interest Period.
“LIBOR Advance” means an Advance bearing interest at the LIBOR Advance Rate.
“LIBOR Advance Rate” means (i) with respect to Revolving Advances evidenced by the Revolving Note, an annual interest rate equal to the sum of LIBOR plus three percent (3%), and (ii) with respect to Term Advances evidenced by the Term Note, an annual interest rate equal to the sum of LIBOR plus five percent (5%).
“Licensed Intellectual Property” is defined in Section 5.11(c).
“Lien” means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or subsequently acquired and whether arising by agreement or operation of law.
“Life Insurance Assignment” means an Assignment of Life Insurance Policy as Collateral to be executed by the owner and the beneficiary thereof, in form and substance satisfactory to the Lender, granting the Lender a first priority Lien on the Life Insurance Policy and its cash surrender value and any proceeds therefrom to secure payment of the Indebtedness.
“Life Insurance Policy” is defined in Section 6.9.
“Line of Credit” as used in the Loan Manager Service Description shall mean the Credit Facility.

“Loan Documents” means this Agreement, the Revolving Note, the Term Note, each Guaranty, each Subordination Agreement, each L/C Application, each Standby Letter of Credit Agreement, each Commercial Letter of Credit Agreement, and the Security Documents, together with every other agreement, note, document, contract or instrument to which the Borrowers now or in the future may be a party and which is required by the Lender.
“Loan Manager” means the treasury management service defined in the Master Agreement for Treasury Management Services and related Loan Manager Service Description.
“Loan Manager Service Description” means the Loan Manager Service Description attached hereto as Exhibit E.
“Lockbox” means “Lockbox” as defined in the Master Agreement for Treasury Management Services and related Lockbox and Collection Account Service Description.
“Lockbox and Collection Account Service Description” means the Lockbox and Collection Account Service Description attached hereto as Exhibit F.
“Master Agreement for Treasury Management Services” means the Master Agreement for Treasury Management Services attached hereto as Exhibit G, the related Acceptance of Services, and the Service Description governing each treasury management service used by the Borrowers.
“Maturity Date” means, with respect to the Credit Facility, March 1, 2011.
“Maximum Line Amount” means $20,000,000, unless this amount is reduced pursuant to Section 2.11, in which event it means such lower amount.
“Minimum Interest Charge” is defined in Section 2.7(b).
“Multiemployer Plan” means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which any Borrower or any ERISA Affiliate contributes or is obligated to contribute.
“Net Income” means fiscal year-to-date net income from continuing operations, including extraordinary losses but excluding extraordinary cash gains, all as determined in accordance with GAAP.
“Note” means the Revolving Note or the Term Note, and “Notes” means the Revolving Note and the Term Note.
“Obligation of Reimbursement” means the obligation of the Borrowers to reimburse the Lender pursuant to the terms of the Standby Letter of Credit Agreement and the Commercial Letter of Credit Agreement and any applicable L/C Application.
“Officer” means with respect to any Borrower, an officer if such Borrower is a corporation, a manager if such Borrower is a limited liability company, or a partner if such Borrower is a partnership.

“OFAC” is defined in Section 6.12(c).
“Overadvance” means the amount, if any, by which the outstanding principal balance of the Revolving Note, plus the L/C Amount, is in excess of the then-existing applicable Borrowing Base.
“Owned Intellectual Property” is defined in Section 5.11(a).
“Owner” means, with respect to the Public Parent or any Borrower, each Person having legal or beneficial title to an ownership interest in the Public Parent or such Borrower or a right to acquire such an interest.
“Patent and Trademark Security Agreement” means each Patent and Trademark Security Agreement now or hereafter executed by any Borrower or the Public Parent in favor of the Lender.
“Pension Plan” means a pension plan (as defined in Section 3(2) of ERISA) maintained for employees of any Borrower or any ERISA Affiliate and covered by Title IV of ERISA.
“Permitted Lien” and “Permitted Liens” are defined in Section 6.3(a).
“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Plan” means an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of any Borrower or any ERISA Affiliate.
“Pledge Agreement” means each Pledge Agreement now or hereafter executed by any Borrower or the Public Parent in favor of the Lender.
“Premises” means all locations where any Borrower conducts its business or has any rights of possession, including the locations legally described in Exhibit D attached hereto.
“Prime Rate” means at any time the rate of interest most recently announced by the Lender at its principal office as its Prime Rate, with the understanding that the Prime Rate is one of the Lender’s base rates, and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof in such internal publication or publications as the Lender may designate. Each change in the rate of interest shall become effective on the date each Prime Rate change is announced by the Lender.
“Pro Rata Share” is defined in Section 2.16(a).
“Public Parent” means Global Employment Holdings, Inc.
“Registration Rights Agreements” means the Registration Rights Agreement, dated as of March 31, 2006, by and among the Public Parent and the purchasers of the Secured Subordinated Debt, the Registration Rights Agreement, dated as of March 31, 2006, by and among the Public Parent and the purchasers of the Public Parent’s Series A Preferred Stock and the Registration Rights Agreement, dated as of March 31, 2006, by and among the Public Parent and the purchasers of the Public Parent’s common stock.

“Reportable Event” means a reportable event (as defined in Section 4043 of ERISA), other than an event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the Pension Benefit Guaranty Corporation.
“Revolving Advance” is defined in Section 2.1.
“Revolving Note” means the Borrowers’ revolving promissory note, payable to the order of the Lender, in substantially the form of Exhibit A hereto, dated as of April 29, 2008, and any note or notes issued in substitution therefor, as same may be renewed and amended from time to time, and all replacements thereto.
“Right of Contribution” is defined in Section 2.16(a).
“Secured Subordinated Debt” means any and all debts, obligations and liabilities owing by any Borrower or the Public Parent, subject to a Subordination Agreement, under the terms of any of the following: the Note Securities Purchase Agreement by and among Global, the collateral agent for the Subordinated Creditors and the buyers party thereto (collectively, the “Buyers”), dated as of March 31, 2006, as amended; the Public Parent’s Senior Secured Convertible Notes, and any note or notes issued in substitution therefor, originally issued as of March 31, 2006, as amended, payable to the order of the Buyers or the Buyers’ assignees, in the original aggregate principal amount of $30,000,000; the Guaranty executed by certain Borrowers in favor of the collateral agent for the Subordinated Creditors in its capacity as collateral agent for the Buyers, and any other agreements, instruments and documents related thereto.
“Security Documents” means this Agreement, the Southeastern Blocked Account Agreement, the Life Insurance Assignment, each Patent and Trademark Security Agreement, each Pledge Agreement, each Copyright Security Agreement and any other document delivered to the Lender from time to time to secure the Indebtedness.
“Security Interest” is defined in Section 3.1.
“Southeastern Blocked Account” means a blocked account established by Southeastern at a financial institution acceptable to Lender and Southeastern and subject to the Southeastern Blocked Account Agreement.
“Southeastern Blocked Account Agreement” means the deposit account control agreement by and among Lender, Southeastern, Global and the financial institution at which the Southeastern Group’s depository account is maintained, as amended, modified and supplemented from time to time.
“Southeastern Group” means Southeastern, BHR, SGHR, SPM, SEII, SEIII, SEIV, SEV, and SEVI.

“Special Account” means a specified cash collateral account maintained with the Lender or another financial institution acceptable to the Lender in connection with Letters of Credit, as contemplated by Section 2.4(d).
“Specified Lien” is defined in Section 2.16(b).
“Standby Letter of Credit Agreement” means an agreement governing the issuance of standby letters of credit by the Lender entered into between any Borrower as applicant and the Lender as issuer.
“Subordinated Creditor” means Whitebox Convertible Arbitrage Partners, LP, for itself and in its capacity as collateral agent for the Subordinated Creditors; each Buyer; and every other Person now or in the future who agrees to subordinate indebtedness of any Borrower held by that Person to the payment of the Indebtedness.
“Subordination Agreement” means a subordination agreement executed by a Subordinated Creditor in favor of the Lender, acknowledged by the Borrowers and accepted by the Lender in its sole discretion (together with any other subordination agreement that may be accepted by the Lender from time to time, the “Subordination Agreements”).
“Subordinated Debt” means all debts, obligations and liabilities of any Borrower or the Public Parent subject to a Subordination Agreement, including the Secured Subordinated Debt.
“Subsidiary” means any Person of which more than fifty percent (50%) of the outstanding ownership interests having general voting power under ordinary circumstances to elect a majority of the board of directors or the equivalent of such Person, regardless of whether or not at the time ownership interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by a Borrower, by a Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.
“Term Advance” is defined in Section 2.5.
“Term Note” means the Borrowers’ term promissory note, payable to the order of the Lender in substantially the form of Exhibit B hereto, dated as of April 29, 2008, and any note or notes issued in substitution therefore, as the same may be renewed and amended from time to time, and all replacements thereto.
“Termination Date” means the earliest of (i) the Maturity Date, (ii) the date any Borrower terminates the Credit Facility, or (iii) the date the Lender demands payment of the Indebtedness, following an Event of Default, pursuant to Section 7.2.
“UCC” means the Uniform Commercial Code in effect in the state designated in this Agreement as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion of this Agreement.
“Unused Amount” is defined in Section 2.8(a).

Section 1.2 Other Definitional Terms; Rules of Interpretation. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP. All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC. References to Articles, Sections, subsections, Exhibits, Schedules and the like, are to Articles, Sections and subsections of, or Exhibits or Schedules attached to, this Agreement unless otherwise expressly provided. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless the context in which used herein otherwise clearly requires, “or” has the inclusive meaning represented by the phrase “and/or”. Defined terms include in the singular number the plural and in the plural number the singular. Reference to any agreement (including the Loan Documents), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof (and, if applicable, in accordance with the terms hereof and the other Loan Documents), except where otherwise explicitly provided, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor. Reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder.
ARTICLE II
AMOUNT AND TERMS OF THE CREDIT FACILITY
Section 2.1 Revolving Advances. The Lender agrees, subject to the terms and conditions of this Agreement, to make advances (“Revolving Advances”) to the Borrowers from time to time from the date that all of the conditions set forth in Section 4.1 are satisfied (the “Funding Date”) to and until (but not including) the Termination Date in an amount not in excess of the Maximum Line Amount. The Lender shall have no obligation to make a Revolving Advance to a Borrower to the extent that the amount of the requested Revolving Advance exceeds Availability for such Borrower or for all Borrowers. The Borrowers’ joint and several obligation to pay the Revolving Advances shall be evidenced by the Revolving Note and shall be secured by the Collateral. Within the limits set forth in this Section 2.1, the Borrowers may borrow, prepay pursuant to Section 2.11, and reborrow.
Section 2.2 Procedures for Requesting Advances. The Borrowers shall comply with the following procedures in requesting Revolving Advances:
(a) Type of Advances. Each Advance shall be funded as either a Floating Rate Advance or a LIBOR Advance, as the Borrowers shall specify in a request delivered to the Lender conforming to the requirements of Section 2.2(a); Floating Rate Advances and LIBOR Advances may be outstanding at the same time. Each request for a LIBOR Advance shall be in multiples of $500,000 after an initial minimum request of at least $1,500,000. New LIBOR Advances shall not be available during Default Periods.

(b) Advances through Loan Manager. Upon approval by the Lender, Revolving (but not Term Loan) Advances may be made through the Loan Manager and will be initiated by the Lender and credited to the Account, as that term is defined in the Loan Manager Service Description, as Floating Rate Advances as of the end of each Business Day in an amount equal to the Loan Manager Advance Amount, as that term is defined in the Loan Manager Service Description, subject to Availability. The Lender shall have no obligation to make any Advance through the Loan Manager if an Event of Default has occurred, or in an amount in excess of Availability, and may terminate the Loan Manager at any time in its sole discretion. If the Lender terminates the Loan Manager, then the Borrowers may continue to request Advances in accordance with the other provisions of this Agreement.
(c) Time for Requests. The Borrowers shall request each Advance not later than the Cut-off Time on the Business Day on which the Advance is to be made. Each request that conforms to the terms of this Agreement shall be effective upon receipt by the Lender, shall be in writing or by telephone by Global, and shall be confirmed in writing by each Borrower requesting such Advance if so requested by the Lender, by (i) an Officer of each Borrower requesting such Advance; or (ii) a Person designated as such Borrower’s agent by an Officer of such Borrower in a writing delivered to the Lender; or (iii) a Person whom the Lender reasonably believes to be an Officer of such Borrower or such a designated agent, which confirmation shall specify whether the Advance shall be a Floating Rate Advance or a LIBOR Advance and, with respect to any LIBOR Advance, shall specify the principal amount of the LIBOR Advance and the Interest Period applicable thereto. The Borrowers shall repay all Advances even if the Lender does not receive such confirmation and even if the Person requesting an Advance was not in fact authorized to do so. Any request for an Advance, whether written or telephonic, shall be deemed to be a representation by the Borrowers that the conditions set forth in Section 4.2 have been satisfied as of the time of the request.
(d) Disbursement. Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall disburse the proceeds of the Advance requested by each Borrower by crediting the same to Global’s demand deposit account maintained with the Lender unless the Lender and such Borrower shall agree in writing to another manner of disbursement.
Section 2.3 LIBOR Advances.
(a) Converting Floating Rate Advances to LIBOR Advances; Procedures. So long as no Default Period is in effect, the Borrowers may convert all or any part of the principal amount of any outstanding Floating Rate Advance into a LIBOR Advance by requesting that the Lender convert same no later than the Cut-off Time on the Business Day two days prior to the Business Day on which the Borrowers wish the conversion to become effective. Each request that conforms to the terms of this Agreement shall be effective upon receipt by the Lender and shall be confirmed in writing by the Borrowers if the Lender so requests by any Officer or designated agent identified in Section 2.2(c) or Person reasonably believed by the Lender to be such an Officer or designated agent, which request shall specify the Business Day on which the conversion is to occur, the total amount of the Floating Rate Advance to be converted, and the applicable Interest Period. Each such conversion shall occur on a Business Day, and the aggregate amount of Floating Rate Advances converted to LIBOR Advances shall be in multiples of $500,000, with an initial minimum conversion amount of at least $1,500,000.

(b) Procedures at End of an Interest Period. Unless the Borrowers request a new LIBOR Advance in accordance with the procedures set forth below, or prepay the principal of an outstanding LIBOR Advance at the expiration of an Interest Period, the Lender shall automatically and without request of the Borrowers convert each LIBOR Advance to a Floating Rate Advance on the last day of the relevant Interest Period. So long as no Default exists, the Borrowers may cause all or any part of any maturing LIBOR Advance to be renewed as a new LIBOR Advance by requesting that the Lender continue the maturing Advance as a LIBOR Advance no later than the Cut-off Time on the Business Day two days prior to the Business Day constituting the first day of the new Interest Period. Each such request shall be confirmed in writing by the Borrowers upon the Lender’s request by any Officer or designated agent identified in Section 2.2(c), which confirmation shall be effective upon receipt by the Lender, and which shall specify the amount of the expiring LIBOR Advance to be continued and the applicable Interest Period. Each new Interest Period shall begin on a Business Day and the amount of each LIBOR Advance shall be in multiples of $500,000, with a minimum Advance of at least $1,500,000.
(c) Setting and Notice of Rates. The Lender shall, with respect to any request for a LIBOR Advance under Section 2.2 or a conversion or renewal of a LIBOR Advance under this Section 2.3, provide the Borrowers with a LIBOR quote for each Interest Period identified by the Borrowers on the Business Day on which the request was made, if the request is received by the Lender prior to the Cut-off Time, or for requests received by the Lender after the Cut-off Time, on the next Business Day or on the Business Day on which the Borrowers have requested that the LIBOR Advance be made effective. If the Borrowers do not immediately accept a LIBOR quote, the quoted rate shall expire and any subsequent request from the Borrowers for a LIBOR quote shall be subject to redetermination by the Lender of the applicable LIBOR for the LIBOR Advance.
(d) Taxes and Regulatory Costs. The Borrowers shall pay the Lender with respect to any Advance, upon demand and in addition to any other amounts due or to become due hereunder, any and all (i) withholdings, interest equalization taxes, stamp taxes or other taxes (except income and franchise taxes) imposed by any domestic or foreign governmental authority and related in any manner to LIBOR, and (ii) future, supplemental, emergency or other changes in the LIBOR Reserve Percentage, assessment rates imposed by the Federal Deposit Insurance Corporation, or similar requirements or costs imposed by any domestic or foreign governmental authority or resulting from compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other governmental authority and related in any manner to LIBOR to the extent they are not included in the calculation of LIBOR. In determining which of the foregoing are attributable to any LIBOR option available to the Borrowers hereunder, any reasonable allocation made by the Lender among its operations shall be conclusive and binding upon the Borrowers.

Section 2.4 Letters of Credit.
(a) The Lender agrees, subject to the terms and conditions of this Agreement, to issue, at any time after the Funding Date and prior to the Termination Date, one or more irrevocable standby or documentary letters of credit (each, a “Letter of Credit”) for the Borrowers’ account. The Lender shall have no obligation to issue any Letter of Credit if the face amount of the Letter of Credit to be issued would exceed the lesser of:
(i) $1,000,000 less the L/C Amount, or
(ii) Availability.
Each Letter of Credit, if any, shall be issued pursuant to a separate L/C Application made by one or more of the Borrowers to the Lender, which must be completed in a manner satisfactory to the Lender. The terms and conditions set forth in each such L/C Application shall supplement the terms and conditions of the Standby Letter of Credit Agreement or the Commercial Letter of Credit Agreement, as applicable.
(b) No Letter of Credit shall be issued with an expiry date later than the Maturity Date in effect as of the date of issuance. Any request for issuance of a Letter of Credit shall be deemed to be a representation by the Borrowers that the conditions set forth in Section 4.2 have been satisfied as of the date of the request.
(c) If a draft is submitted under a Letter of Credit when the Borrowers are unable, because a Default Period exists or for any other reason, to obtain a Revolving Advance to pay the Obligation of Reimbursement, the Borrowers shall pay to the Lender on demand and in immediately available funds, the amount of the Obligation of Reimbursement together with interest, accrued from the date of the draft until payment in full, at the Default Rate. Notwithstanding the Borrowers’ inability to obtain a Revolving Advance for any reason, the Lender is irrevocably authorized, in its sole discretion, to make a Revolving Advance in an amount sufficient to discharge the Obligation of Reimbursement and all accrued but unpaid interest thereon.
(d) If the Credit Facility is terminated for any reason while any Letter of Credit is outstanding, the Borrowers shall thereupon pay the Lender in immediately available funds for deposit in the Special Account an amount equal to the L/C Amount plus any anticipated fees and costs. If the Borrowers fail to promptly make any such payment in the amount required hereunder, then the Lender may make a Revolving Advance against the Credit Facility in an amount sufficient to fulfill this obligation and deposit the proceeds to the Special Account. The Special Account shall be an interest bearing account either maintained with the Lender or with a financial institution acceptable to the Lender. Any interest earned on amounts deposited in the Special Account shall be credited to the Special Account. The Lender may apply amounts on deposit in the Special Account at any time or from time to time to the Indebtedness in the Lender’s sole discretion. The Borrowers may not withdraw any amounts on deposit in the Special Account as long as the Lender maintains a security interest therein. The Lender agrees to transfer any balance in the Special Account to the Borrowers when the Lender is required to release its security interest in the Special Account under applicable law.

Section 2.5 Term Advance.
(a) The Lender agrees, subject to the terms and conditions of this Agreement, to make advances to the Borrowers from time to time from the Funding Date and prior to the date which is twelve (12) months from the Funding Date (each a “Term Advance”). The Lender shall have no obligation to make a Term Advance if, after giving effect to such requested Term Advance, the outstanding principal balance of the Term Advances would exceed $6,000,000 reduced by the aggregate amount of the scheduled principal payments described in Section 2.6. The Borrowers’ joint and several obligation to pay the Term Advances shall be evidenced by the Term Note and shall be secured by the Collateral as provided in Article III.
(b) The Borrowers shall comply with the following procedures in requesting Term Advances:
(i) The Borrowers shall make each request for a Term Advance provided that it is received by the Lender no later than the Cut-off Time on the Business Day on which the Borrowers wish to receive the Term Advance, and provided that the request specifies the amount and the date of the requested Term Advance.
(ii) Each Term Advance shall be in multiples of $1,000,000, with a minimum initial Term Advance amount of at least $2,000,000.
(iii) Each request shall be by a Person authorized pursuant to Section 2.2(a).
(c) Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall deposit the proceeds of the requested Term Advance by crediting the same to the Borrowers’ demand deposit account specified in Section 2.2(d). Upon the Lender’s request, the Borrowers shall promptly confirm each request for a Term Advance or any alternative method of disbursing a Term Advance by executing and delivering an appropriate confirmation certificate to the Lender. The Borrowers shall be obligated to repay all Term Advances notwithstanding the Lender’s failure to receive such confirmation and notwithstanding the fact that the Person requesting the same was not in fact authorized to do so. Any request for a Term Advance, whether written or telephonic, shall be deemed to be a representation by the Borrowers, upon which the Lender may rely, that the Borrowers are in compliance with the conditions set forth in Section 4.2 as of the time of the request.
Section 2.6 Payment of Term Note. So long as no Event of Default has occurred and is continuing or will occur immediately following any such prepayment, all voluntary prepayments with respect to the Term Note shall be applied first to any accrued and unpaid interest related to the amount of such prepayment and then to the most remote principal installment or installments then unpaid. The outstanding principal balance of the Term Note shall be due and payable as follows:
(a) Beginning on May 30, 2008, and on the last day of each month thereafter, in substantially equal monthly installments equal to $170,833.33 plus, upon the second Term Advance, if any, an amount sufficient to fully amortize the principal amount of the second Term Advance over an assumed term ending on the date that is 24 months after the date of such second Term Advance; and

(b) Within 120 days of the Borrowers’ fiscal year end for fiscal year 2008, 25% of the Borrowers’ Excess Cash Flow from the preceding fiscal year shall be due and payable and shall be applied to the most remote principal installment or installments then unpaid; provided, however, that the amount due and payable under this Section 2.6(b) shall be reduced by (i) any prepayment of principal with respect to the Term Note during such fiscal year 2008 and (ii) payments of principal made by the Borrowers to CapitalSource Financial LLC between January 1, 2008 and March 31, 2008; and
(c) On the earlier of April 29, 2010 or the Termination Date of the Credit Facility, the entire unpaid principal balance of the Term Note and all unpaid interest accrued thereon shall also be fully due and payable.
Section 2.7 Interest; Minimum Interest Charge; Default Interest Rate; Application of Payments; Participations; Usury.
(a) Interest. Except as provided in Section 2.3, Section 2.7(c) and Section 2.7(f), the principal amount of each Advance shall bear interest as a Floating Rate Advance.
(b) Minimum Interest Charge. Notwithstanding any other terms of this Agreement to the contrary, the Borrowers shall pay to the Lender interest of not less than (i) during the period from the date hereof to and including April 29, 2010, $180,000 per Loan Year and (ii) thereafter, $90,000 per Loan Year (the “Minimum Interest Charge”) during the term of this Agreement, and the Borrowers shall pay any deficiency between the Minimum Interest Charge and the amount of interest otherwise calculated under Section 2.7(a) on the first day following each anniversary of the Funding Date and on the Termination Date. As used in this subsection (c), “Loan Year” means each one-year period ending on an anniversary of the Funding Date.
(c) Default Interest Rate. At any time during any Default Period or following the Termination Date, in the Lender’s sole discretion and without waiving any of its other rights or remedies, the principal of the Revolving Note and the Term Note shall bear interest at the Default Rate or such lesser rate as the Lender may determine, effective as of the first day of the month in which any Default Period begins through the last day of such Default Period, or any shorter time period that the Lender may determine. The decision of the Lender to impose a rate that is less than the Default Rate or to not impose the Default Rate for the entire duration of the Default Period shall be made by the Lender in its sole discretion and shall not be a waiver of any of its other rights and remedies, including its right to retroactively impose the full Default Rate for the entirety of any such Default Period or following the Termination Date.
(d) Application of Payments. Payments shall be applied to the Indebtedness on the Business Day of receipt by the Lender in the Lender’s general account.
(e) Participations. If any Person shall acquire a participation in the Advances or the Obligation of Reimbursement, the Borrowers shall be obligated to the Lender to pay the full amount of all interest calculated under this Section 2.7, along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate than that calculated under this Section 2.7, or otherwise elects to accept less than its prorata share of such fees, charges and other amounts due under this Agreement.

(f) Usury. In any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. Notwithstanding anything to the contrary contained in any Loan Document, all agreements which either now are or which shall become agreements between any Borrower and the Lender are hereby limited so that in no contingency or event whatsoever shall the total liability for payments in the nature of interest, additional interest and other charges exceed the applicable limits imposed by any applicable usury laws. If any payments in the nature of interest, additional interest and other charges made under any Loan Document are held to be in excess of the limits imposed by any applicable usury laws, it is agreed that any such amount held to be in excess shall be considered payment of principal hereunder, and the indebtedness evidenced hereby shall be reduced by such amount so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable usury laws, in compliance with the desires of the Borrowers and the Lender. This provision shall never be superseded or waived and shall control every other provision of the Loan Documents and all agreements between any Borrower and the Lender, or their successors and assigns.
Section 2.8 Fees.
(a) Unused Line Fee. For the purposes of this Section 2.8(a), “Unused Amount” means the Maximum Line Amount reduced by outstanding Revolving Advances and the L/C Amount. The Borrowers agree to pay to the Lender an unused line fee at the rate of one quarter of one percent (0.25%) per annum on the average daily Unused Amount from the date of this Agreement to and including the Termination Date, due and payable monthly in arrears on the first day of the month and on the Termination Date.
(b) Collateral Monitoring and Processing Fee. The Borrowers agree to pay to the Lender a fully earned and non-refundable monthly monitoring and processing fee of $1,000 per month from the date of this Agreement to and including the Termination Date, due and payable monthly in arrears on the first day of each month and on the Termination Date.
(c) Collateral Exam Fees. The Borrowers shall pay the Lender, on demand, fees in connection with any collateral exams, audits or inspections conducted by or on behalf of the Lender of any Collateral or any Borrower’s operations or business, including any surveys conducted by the Lender with respect to any Borrower prior to the execution of this Agreement, at the rates established from time to time by the Lender as its collateral exam fees (which fees are currently $125 per hour per collateral examiner), together with all actual out-of-pocket costs and expenses incurred in conducting any such collateral examination or inspection; provided, that if the Borrowers maintain an average Availability over the prior three month period of at least $2,000,000, the Lender may, in its sole discretion, waive the next scheduled collateral exam provided no Default has occurred and is continuing.
(d) Letter of Credit Fees. The Borrowers shall pay to the Lender a fee with respect to each Letter of Credit, that has been issued, if any, which fee shall be calculated on a per diem basis at an annual rate equal to two percent (2.0%) of the aggregate amount that may then be drawn under the Letter of Credit, assuming compliance with all conditions for drawing (the “Aggregate Face Amount”), from and including the date of issuance of the Letter of Credit until the date that the Letter of Credit terminates or is returned to the Lender, which fee shall be due and payable monthly in arrears on the first day of each month and on the date that the Letter of Credit terminates or is returned to the Lender; provided, however, effective as of the first day of the month in which any Default Period begins through the last day of such Default Period, or any shorter time period that the Lender may determine, in the Lender’s sole discretion and without waiving any of its other rights and remedies, such fee shall increase to five percent (5.0%) of the Aggregate Face Amount. The foregoing fee shall be in addition to any and all other fees, commissions and charges imposed by Lender with respect to or in connection with such Letter of Credit.

(e) Letter of Credit Administrative Fees. The Borrowers shall pay all administrative fees charged by the Lender in connection with the honoring of drafts under any Letter of Credit, amendments thereto, transfers thereof and all other activity with respect to the Letters of Credit at the then-current rates published by the Lender for such services rendered on behalf of customers of the Lender generally.
(f) Termination and Line Reduction Fees. If the Credit Facility is terminated (i) by the Lender during a Default Period that begins before the Maturity Date, (ii) by any Borrower (A) as of a date other than the Maturity Date or (B) as of the Maturity Date but without the Lender having received written notice of such termination at least thirty (30) days before such Maturity Date, or if any Borrower reduces the Maximum Line Amount, the Borrowers shall pay to the Lender a fee in an amount equal to: (A) if the termination or reduction occurs on or before April 29, 2009, two percent (2%) of the Maximum Line Amount (or the reduction of the Maximum Line Amount, as the case may be); (B) if the termination or reduction occurs after April 29, 2009 but on or before April 29, 2010, one and one-half percent (1.5%) of the Maximum Line Amount (or the reduction of the Maximum Line Amount, as the case may be); and (C) if the termination or reduction occurs after April 29, 2010, one percent (1%) of the Maximum Line Amount (or the reduction of the Maximum Line Amount, as the case may be).
(g) Waiver of Termination and Prepayment Fees. The Borrowers, at the Lender’s discretion, will be excused from the payment of termination and prepayment fees otherwise due under this Agreement if such termination or prepayment is made because of refinancing through another one of the Lender’s operating divisions.
(h) Origination Fee. The Borrowers shall pay the Lender as of the date hereof a fully earned, non-refundable fee in the amount of $50,000 in consideration of the Lender’s execution and delivery of this Agreement.
(i) Contracted Funds Breakage Fees. The Borrowers may prepay the principal amount of the Revolving Note and the Term Note at any time in any amount, whether voluntarily or by acceleration, subject to the payment of fees as follows:
(i) If the principal amount of any Revolving Note LIBOR Advance or any fixed rate Term Note is prepaid, the Borrower shall pay to the Lender immediately upon demand a contracted funds breakage fee equal to the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such Interest Period or the Term Note matures, calculated as follows for each such month:

(A) Determine the amount of interest which would have accrued each month on the amount prepaid at the interest rate or fixed rate applicable to such amount had it remained outstanding until the last day of the applicable Interest Period or the applicable maturity date of the fixed rate Term Note.
(B) Subtract from the amount determined in (A) above the amount of interest which would have accrued for the same month on the amount prepaid for the remaining term of such Interest Period or fixed rate Term Note at LIBOR in effect on the date of prepayment for new loans made for such term and in a principal amount equal to the amount prepaid.
(C) If the result obtained in (B) for any month is greater than zero, discount that difference by LIBOR used in (B) above.
The Borrowers acknowledge that prepayment of the Revolving Note or a fixed rate Term Note may result in the Lender incurring additional costs, expenses or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses or liabilities. The Borrowers therefore agree to pay the above-described prepayment fee and contracted funds breakage fee and agrees that said amounts represent a reasonable estimate of the prepayment costs, contracted funds breakage costs, expenses and liabilities of the Lender.
(j) Other Fees and Charges. The Lender may from time to time impose additional fees and charges as consideration for Advances made in excess of Availability or for other events that constitute an Event of Default or a Default hereunder, including fees and charges for the administration of Collateral by the Lender, and fees and charges for the late delivery of reports, which may be assessed in the Lender’s sole discretion on either an hourly, periodic, or flat fee basis, and in lieu of or in addition to imposing interest at the Default Rate.
Section 2.9 Time for Interest Payments; Payment on Non-Business Days; Computation of Interest and Fees.
(a) Time For Interest Payments. Accrued and unpaid interest accruing on Floating Rate Advances shall be due and payable on the first day of each month and on the Termination Date (each an “Interest Payment Date”) or, if any such day is not a Business Day, on the next succeeding Business Day. Interest will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of advance to the Interest Payment Date. Interest accruing on each LIBOR Advance shall be due and payable on the last day of the applicable Interest Period; provided, however, for Interest Periods that are longer than one month, interest shall nevertheless be due and payable quarterly on the last day of each quarter, and on the last day of the Interest Period.
(b) Payment on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.
(c) Computation of Interest and Fees. Interest accruing on the outstanding principal balance of the Advances and fees hereunder outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of 360 days.

Section 2.10 Lockbox and Collateral Account; Southeastern Blocked Account; Sweep of Funds.
(a) Lockbox and Collateral Account.
(i) Each Borrower, except for the Southeastern Group, shall instruct all of its account debtors to pay all of its Accounts directly to the Lockbox. If, notwithstanding such instructions, any Borrower receives any payments on Accounts, such Borrower shall deposit such payments into the Collateral Account. Each Borrower shall also deposit all other cash proceeds of Collateral regardless of source or nature directly into the Collateral Account. Until so deposited, such Borrower shall hold all such payments in trust for and as the property of the Lender and shall not commingle such payments with any of its other funds or property. All deposits in the Collateral Account shall constitute proceeds of Collateral and shall not constitute payment of the Indebtedness. On a daily basis, amounts deposited into the Collateral Account shall be applied toward payment of principal and interest on the Advances.
(ii) As long as no Default has occurred and is continuing, each member of the Southeastern Group may instruct its account debtors to pay all Accounts directly to any of Southeastern’s demand deposit accounts and may commingle such payments with any of its other funds or property.
(iii) If a Default has occurred and is continuing, (A) each member of the Southeastern Group shall immediately instruct all of its account debtors to pay all Accounts directly to the Southeastern Blocked Account and (B) the Lender may instruct the financial institution where the Southeastern Blocked Account has been established to transfer, on a daily basis, all funds held in the Southeastern Blocked Account to the Lender which funds shall be applied toward payment of principal and interest on the Advances. If, notwithstanding such instructions by a member of the Southeastern Group, such member of the Southeastern Group receives any payments on Accounts, such member of the Southeastern Group shall deposit such payments into the Southeastern Blocked Account. Each member of the Southeastern Group shall also deposit all other cash proceeds of Collateral regardless of source or nature directly into the Southeastern Blocked Account. Until so deposited, each member of the Southeastern Group shall hold all such payments in trust for and as the property of the Lender and shall not commingle such payments with any of its other funds or property. All deposits in the Southeastern Blocked Account shall constitute proceeds of Collateral and shall not constitute payment of the Indebtedness. Southeastern shall at all times maintain the Southeastern Blocked Account. On a daily basis, all funds held in the Southeastern Blocked Account shall be transferred to the Lender and applied toward payment of principal and interest on the Advances.
(iv) All items deposited in the Collateral Account and the Southeastern Blocked Account shall be subject to final payment. If any such item is returned uncollected, the Borrowers will immediately pay the Lender, or, for items deposited in the Collateral Account or the Southeastern Blocked Account, the bank maintaining such account, the amount of that item, or such bank at its discretion may charge any uncollected item to the Borrowers’ commercial account or other account. The Borrowers shall be liable as an endorser on all items deposited in the Collateral Account and the Southeastern Blocked Account, whether or not in fact endorsed by the Borrowers.

(b) Sweep of Funds. The Lender shall from time to time, in accordance with the Lockbox and Collection Account Service Description, cause funds in the Collateral Account to be transferred to the Lender’s general account for payment of the Indebtedness. Amounts deposited in the Collateral Account or the Southeastern Blocked Account shall not be subject to withdrawal by the Borrowers, except after payment in full and discharge of all Indebtedness.
Section 2.11 Voluntary Prepayment; Reduction of the Maximum Line Amount; Termination of the Credit Facility by the Borrower. Except as otherwise provided herein, the Borrowers may prepay the Advances in whole at any time or from time to time in part. The Borrowers may terminate the Credit Facility or reduce the Maximum Line Amount at any time if they (i) give the Lender at least 30 days advance written notice prior to the proposed Termination Date, and (ii) pay the Lender applicable termination, contracted funds breakage, and Maximum Line Amount reduction fees in accordance with the terms of this Agreement. Any reduction in the Maximum Line Amount shall be in multiples of $100,000, and with a minimum reduction of at least $500,000. If the Borrowers terminate the Credit Facility or reduce the Maximum Line Amount to zero, all Indebtedness shall be immediately due and payable, and if the Borrowers give the Lender less than the required 30 days advance written notice, then the interest rate applicable to borrowings evidenced by the Revolving Note shall be the Default Rate for the period of time commencing 30 days prior to the proposed Termination Date through the date that the Lender actually receives such written notice. If the Borrowers do not wish the Lender to consider renewal of the Credit Facility on the next Maturity Date, then the Borrowers shall give the Lender at least 30 days written notice prior to the Maturity Date that they will not be requesting renewal. If the Borrowers fail to give the Lender such timely notice, then the interest rate applicable to borrowings evidenced by the Revolving Note shall be the Default Rate for the period of time commencing 30 days prior to the Maturity Date through the date that the Lender actually receives such written notice.
Section 2.12 Mandatory Prepayment. Without notice or demand, if the sum of the outstanding principal balance of the Revolving Advances plus the L/C Amount shall at any time exceed the Borrowing Base, or if the Revolving Advances plus the L/C Amount outstanding to any one Borrower exceeds the Borrowing Base, the Borrowers shall (i) first, immediately prepay the Revolving Advances to the extent necessary to eliminate such excess; and (ii) if prepayment in full of the Revolving Advances is insufficient to eliminate such excess, pay to the Lender in immediately available funds for deposit in the Special Account an amount equal to the remaining excess. Except as provided in Section 2.5(b), any voluntary or mandatory prepayment received by the Lender under this Agreement may be applied to the Indebtedness, in such order and in such amounts as the Lender in its sole discretion may determine from time to time.
Section 2.13 Revolving Advances to Pay Indebtedness. Notwithstanding the terms of Section 2.1, the Lender may, in its discretion at any time or from time to time, without a Borrower’s request and even if the conditions set forth in Section 4.2 would not be satisfied, make a Revolving Advance in an amount equal to the portion of the Indebtedness from time to time due and payable, and may deliver the proceeds of any such Revolving Advance to Wells Fargo Merchant Services, L.L.C. in satisfaction of any unpaid obligations due to Wells Fargo Merchant Services, L.L.C.

Section 2.14 Use of Proceeds. Each Borrower shall use the proceeds of Advances and each Letter of Credit to repay existing debt obligations of the Borrowers to CapitalSource Finance LLC, buy back Secured Subordinated Debt and for ordinary working capital purposes.
Section 2.15 Liability Records. The Lender may maintain from time to time, at its discretion, records as to the Indebtedness. All entries made on any such record shall be presumed correct until the Borrowers establish the contrary. Upon the Lender’s demand, the Borrowers will admit and certify in writing the exact principal balance of the Indebtedness that the Borrowers then assert to be outstanding. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrowers unless the Borrowers give the Lender specific written notice of exception within 30 days after receipt.
Section 2.16 Right of Contribution.
(a) The Borrowers hereby agree as among themselves that, if any Borrower shall make an Excess Payment (as defined below), such Borrower shall have a right of contribution from each other Borrower in an amount equal to such other Borrower’s Contribution Share (as defined below) of such Excess Payment (the “Right of Contribution”). The payment obligations of any Borrower under this Section 2.16 shall be subordinate and subject in right of payment to the Indebtedness until such time as the Indebtedness has been paid in full in cash and the Credit Facility has terminated, and none of the Borrowers shall exercise any right or remedy under this Section 2.16 against any other Borrower until such time as all Indebtedness has been paid in full in cash and the Credit Facility has been terminated. For purposes of this Section 2.16, (i) “Excess Payment” shall mean the amount paid by any Borrower in excess of its Pro Rata Share of any Indebtedness; (ii) “Pro Rata Share” shall mean, for any Borrower in respect of any payment of the Indebtedness, the ratio (expressed as a percentage) as of the date of such payment of Indebtedness of (A) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Borrower (including contingent, subordinated, un-matured, and un-liquidated liabilities, but excluding the obligations of such Borrower under this Agreement) to (B) the amount by which the aggregate present fair salable value of all assets and other properties of all Borrowers exceeds the amount of all of the debts and liabilities (including contingent, subordinated, un-matured, and un-liquidated liabilities, but excluding the obligations of all Borrowers under this Agreement) of the Borrowers; and (iii) “Contribution Share” shall mean, for any Borrower in respect of any Excess Payment made by any other Borrower, the ratio (expressed as a percentage) as of the date of such Excess Payment of (A) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Borrower (including contingent, subordinated, un-matured, and un-liquidated liabilities, but excluding the obligations of such Borrower under this Agreement) to (B) the amount by which the aggregate present fair salable value of all assets and other properties of the Borrowers other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, un-matured, and un-liquidated liabilities, but excluding the obligations of the Borrowers under this Agreement) of the Borrowers other than the maker of such Excess Payment. Nothing in this Section 2.16 shall require any Borrower to pay its Contribution Share of any Excess Payment in the absence of a demand therefor by the Borrower that has made the Excess Payment.

(b) Limitation; Insolvency Laws. As used in this subsection (b): (i) the term “Applicable Insolvency Laws” means the laws of the United States of America, or of any State, province, nation or other governmental unit relating to bankruptcy, reorganization, arrangement, adjustment of debts, relief of debtors, dissolution, insolvency, fraudulent transfers or conveyances or other similar laws (including, without limitation, 11 U.S.C. §547, §548, §550 and other “avoidance” provisions of Title 11 of the United Stated Code) as applicable in any proceeding in which the validity and/or enforceability of this Section 2.16 or any Specified Lien is in issue; and (ii) “Specified Lien” means any security interest, mortgage, lien or encumbrance securing the Right of Contribution, in whole or in part. Notwithstanding any other provision of this Section 2.16, if, in any proceeding, a court of competent jurisdiction determines that the Right of Contribution or any Specified Lien would, but for the operation of this paragraph, be subject to avoidance and/or recovery or be unenforceable by reason of Applicable Insolvency Laws, the Right of Contribution and each such Specified Lien shall be valid and enforceable only to the maximum extent that would not cause the Right of Contribution or such Specified Lien to be subject to avoidance, recovery or unenforceability. To the extent that any payment to, or realization by, any Borrower on the Right of Contribution exceeds the limitations of this paragraph and is otherwise subject to avoidance and recovery in any such proceeding, the amount subject to avoidance shall in all events be limited to the amount by which such actual payment or realization exceeds such limitation, and the Right of Contribution as limited shall in all events remain in full force and effect and be fully enforceable against the other Borrowers. This paragraph is intended solely to reserve the rights of the Borrower to whom the Right of Contribution is owed against the other Borrowers in such proceeding to the maximum extent permitted by Applicable Insolvency Laws and such Borrower shall not have any right, claim or defense under this paragraph that would not otherwise be available under Applicable Insolvency Laws in such proceeding. The Right of Contribution may be created and continued in any amount, whether or not in excess of the amount not subject to avoidance, without affecting or impairing the Borrowers’ liability under this Section 2.16, and the Borrowers that owe the Right of Contribution may pay (or allow for the payment of) the excess out of any sums received by or available to such Borrowers or any other Person, from their properties, out of any collateral security or from any other source, and such payment (or allowance) shall not reduce, affect or impair the Borrowers’ liability hereunder. Any payment made by a Borrower under this Section 2.16 shall be effective to reduce or discharge such liability only if accompanied by a written transmittal document, received by the Borrower to whom the Right of Contribution is owed, advising such Borrower that such payment is made under this Section 2.16 for such purpose.
(c) This Section 2.16 is intended only to define the relative rights of the Borrowers and nothing set forth in this Section 2.16 is intended to or shall impair the obligations of the Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement or any other Loan Document. Nothing contained in this Section 2.16 shall limit the liability of any Borrower to pay the Advances made to the Borrowers and accrued interest, fees and expenses with respect thereto for which each Borrower shall remain primarily liable.

(d) The parties hereto acknowledge that the Rights of Contribution hereunder shall constitute assets of the Borrowers to which such contributions are owing.
(e) The rights of any Borrower against the other Borrowers under this Section 2.16 shall be exercisable only upon the full and indefeasible payment of the Indebtedness.
ARTICLE III
SECURITY INTEREST; OCCUPANCY; SETOFF
Section 3.1 Grant of Security Interest. Each Borrower hereby pledges, assigns and grants to the Lender for the benefit of itself and as agent for Wells Fargo Merchant Services, L.L.C., a lien and security interest (collectively referred to as the “Security Interest”) in the Collateral, as security for the payment and performance of (a) all present and future Indebtedness of such Borrower to the Lender; (b) all obligations of such Borrower and rights of the Lender under this Agreement; and (c) all present and future obligations of such Borrower to the Lender of other kinds. Upon request by the Lender, the Borrowers will grant to the Lender, for the benefit of itself and as agent for Wells Fargo Merchant Services, L.L.C. a security interest in all commercial tort claims that any Borrower may have against any Person.
Section 3.2 Notification of Account Debtors and Other Obligors. The Lender may at any time (whether or not a Default Period then exists) notify any account debtor or other Person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrowers will join in giving such notice if the Lender so requests. At any time after the Borrowers or the Lender give such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender’s name or in any Borrower’s name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor. The Lender may, in the Lender’s name or in any Borrower’s name, as such Borrower’s agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of the Borrower’s mail to any address designated by the Lender, otherwise intercept such Borrower’s mail, and receive, open and dispose of such Borrower’s mail, applying all Collateral as permitted under this Agreement and holding all other mail for such Borrower’s account or forwarding such mail to such Borrower’s last known address.
Section 3.3 Assignment of Insurance. As additional security for the payment and performance of the Indebtedness, the Borrowers hereby assign to the Lender any and all monies (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrowers with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrowers hereby direct the issuer of any such policy to pay all such monies directly to the Lender. At any time, whether or not a Default Period then exists, the Lender may (but need not), in the Lender’s name or in any of the Borrowers’ names, execute and deliver proofs of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

Any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to the Lender to be applied, at the option of the Lender, either to the prepayment of the Indebtedness or shall be disbursed to the Borrowers under staged payment terms reasonably satisfactory to the Lender for application to the cost of repairs, replacements or restorations. Any such repairs, replacements or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.
Section 3.4 Occupancy.
(a) Each Borrower hereby irrevocably grants to the Lender the right to take exclusive possession of the Premises at any time during a Default Period without notice or consent.
(b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.
(c) The Lender’s right to hold the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Indebtedness and termination of the Credit Facility, and (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.
(d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, the Borrowers shall reimburse the Lender promptly for the full amount thereof. In addition, the Borrowers will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 3.4.
Section 3.5 License. Without limiting the generality of any other Security Document, each Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all Intellectual Property Rights of such Borrower for the purpose of: (a) completing the manufacture of any in-process materials during any Default Period so that such materials become saleable Inventory, all in accordance with the same quality standards previously adopted by such Borrower for its own manufacturing and subject to such Borrower’s reasonable exercise of quality control; and (b) selling, leasing or otherwise disposing of any or all Collateral during any Default Period.
Section 3.6 Financing Statement. Each Borrower authorizes the Lender to file from time to time, such financing statements against collateral described as “all personal property” or “all assets” or describing specific items of collateral including commercial tort claims as the Lender deems necessary or useful to perfect the Security Interest. All financing statements filed before the date hereof to perfect the Security Interest were authorized by the Borrowers and are hereby re-authorized. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by the Borrowers is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby. For this purpose, the Borrowers represent and warrant that the following information is true and correct:

Name and address of Debtors:
Global Employment Solutions, Inc.
10375 Park Meadows Dr., Suite 375
Lone Tree, Colorado 80124
Federal Employer Identification Number: 84-1453033
Organizational Identification Number: CO 19981028215
Excell Personnel Services Corporation
33 West Monroe Street, Suite 2050
Chicago, Illinois 60603
Federal Employer Identification Number: 36-3492005
Organizational Identification Number: IL 54509723
Friendly Advanced Software Technology, Inc.
590 Fifth Avenue, 6th Floor
New York, New York 10036
Federal Employer Identification Number: 11-3161967
Organizational Identification Number: None
Temporary Placement Service, Inc.
300 West Emery Street, Suite 205
Dalton, Georgia 30720
Federal Employer Identification Number: 58-1092189
Organizational Identification Number: GA J306676
Southeastern Staffing, Inc.
3350 Buschwood Park Drive, Suite 200
Tampa, Florida 33618
Federal Employer Identification Number: 59-2084282
Organizational Identification Number: FL F30734
Southeastern Personnel Management, Inc.
3350 Buschwood Park Drive, Suite 200
Tampa, Florida 33618
Federal Employer Identification Number: 59-1821837
Organizational Identification Number: FL 506946
Main Line Personnel Services, Inc.
One Presidential Blvd., Suite 310
Bala Cynwyd, Pennsylvania 19004
Federal Employer Identification Number: 23-1695159
Organizational Identification Number: PA 216070

Bay HR, Inc.
3350 Buschwood Park Drive, Suite 200
Tampa, Florida 33618
Federal Employer Identification Number: 20-0095053
Organizational Identification Number: FL P03000072205
Southeastern Georgia HR, Inc.
3350 Buschwood Park Drive, Suite 200
Tampa, Florida 33618
Federal Employer Identification Number: 58-2115503
Organizational Identification Number: GA K414959
Southeastern Staffing II, Inc.
3350 Buschwood Park Drive, Suite 200
Tampa, Florida 33618
Federal Employer Identification Number: 81-0595020
Organizational Identification Number: FL P03000004865
Southeastern Staffing III, Inc.
3350 Buschwood Park Drive, Suite 200
Tampa, Florida 33618
Federal Employer Identification Number: 81-0595021
Organizational Identification Number: FL P03000004863
Southeastern Staffing IV, Inc.
3350 Buschwood Park Drive, Suite 200
Tampa, Florida 33618
Federal Employer Identification Number: 81-0595022
Organizational Identification Number: FL P03000004866
Southeastern Staffing V, Inc.
3350 Buschwood Park Drive, Suite 200
Tampa, Florida 33618
Federal Employer Identification Number: 81-0595023
Organizational Identification Number: FL P03000004862
Southeastern Staffing VI, Inc.
3350 Buschwood Park Drive, Suite 200
Tampa, Florida 33618
Federal Employer Identification Number: 81-0595025
Organizational Identification Number: FL P03000004860
Keystone Alliance, Inc.
3350 Buschwood Park Drive, Suite 200
Tampa, Florida 33618
Federal Employer Identification Number: 20-5646137
Organizational Identification Number: FL P06000125496

Name and address of Secured Party:
Wells Fargo Bank, National Association,
acting through its Wells Fargo Business Credit operating division
MAC C7300-210
1740 Broadway
Denver, Colorado 80274
Section 3.7 Setoff. The Lender may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to any Borrower by the Lender, whether or not due, against any Indebtedness, whether or not due. In addition, each other Person holding a participating interest in any Indebtedness shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to any Borrower, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to such Borrower the amount of such participating interest.
Section 3.8 Collateral. This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrowers are entitled to any surplus and shall remain liable for any deficiency. The Lender’s duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third Person, exercises reasonable care in the selection of the bailee or other third Person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights the Borrowers may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application. The Lender has no obligation to clean-up or otherwise prepare the Collateral for sale. The Borrowers waive any right they may have to require the Lender to pursue any third Person for any of the Indebtedness.
ARTICLE IV
CONDITIONS OF LENDING
Section 4.1 Conditions Precedent to the Initial Advances and Letter of Credit. The Lender’s obligation to make the initial Advances or to cause any Letters of Credit to be issued shall be subject to the condition precedent that the Lender shall have received all of the following, each properly executed by the appropriate party and in form and substance satisfactory to the Lender:
(a) This Agreement.
(b) The Revolving Note.

(c) The Term Note.
(d) A Standby Letter of Credit Agreement and a Commercial Letter of Credit Agreement, and L/C Applications for each Letter of Credit that the Borrowers wish to have issued thereunder.
(e) A true and correct copy of any and all leases pursuant to which any Borrower is leasing the Premises, together with a landlord’s disclaimer and consent with respect to each such lease.
(f) The Life Insurance Assignment, and the Life Insurance Policy, together with evidence that the Life Insurance Policy is subject to no assignments or encumbrances other than the Life Insurance Assignment.
(g) The Acceptance of Services.
(h) The Southeastern Blocked Account Agreement.
(i) A separate Guaranty, properly executed by each Borrower, pursuant to which each of them unconditionally guarantees full and prompt payment of all Indebtedness.
(j) An Assignment Separate from Certificate from the Public Parent with respect to shares of stock of Global owned by the Public Parent and received by the Public Parent.
(k) Current searches of appropriate filing offices showing that (i) no Liens have been filed and remain in effect against the Borrowers except Permitted Liens or Liens held by Persons who have agreed in writing that upon receipt of proceeds of the initial Advances, they will satisfy, release or terminate such Liens in a manner satisfactory to the Lender, and (ii) the Lender has duly filed all financing statements necessary to perfect the Security Interest, to the extent the Security Interest is capable of being perfected by filing.
(l) A certificate of each Borrower’s Secretary or Assistant Secretary certifying that attached to such certificate are (i) the resolutions of such Borrower’s Directors authorizing the execution, delivery and performance of the Loan Documents, (ii) true, correct and complete copies of such Borrower’s Constituent Documents, and (iii) examples of the signatures of such Borrower’s Officers or agents authorized to execute and deliver the Loan Documents and other instruments, agreements and certificates, including Advance requests, on such Borrower’s behalf.
(m) A current certificate issued by the Secretaries of State of all appropriate jurisdictions, certifying that each Borrower is in compliance with all applicable organizational requirements of the State of such Borrower’s formation.
(n) A certificate of an Officer of each Borrower confirming, in his personal capacity, the representations and warranties set forth in Article V, properly executed by an officer of such Borrower.

(o) A Supplemental Secretary’s Certificate for each Borrower, properly executed and complete with an incumbency signature.
(p) A Pledge Agreement by each Guarantor and by each Borrower with Subsidiaries, each in favor of the Lender, duly executed by such Guarantor and such Borrower, including all stock certificates.
(q) A Patent and Trademark Security Agreement by each Guarantor and by each Borrower in favor of the Lender, each duly executed by such Guarantor and such Borrower.
(r) A Copyright Security Agreement by each Guarantor and by each Borrower in favor of the Lender, each duly executed by such Guarantor and such Borrower.
(s) A separate Guaranty from each Guarantor, pursuant to which each Guarantor unconditionally guarantees the full and prompt payment of all Indebtedness.
(t) A certificate of each Guarantor’s Secretary or Assistant Secretary certifying that attached to such certificate are (i) the resolutions of such Guarantor’s Directors and, if required, Owners, authorizing the execution, delivery and performance of the Guaranty, (ii) true, correct and complete copies of such Guarantor’s Constituent Documents, and (iii) examples of the signatures of such Guarantor’s Officers or agents authorized to execute and deliver the Guaranty and other instruments, agreements and certificates on such Guarantor’s behalf.
(u) An opinion of counsel to each Borrower and each Guarantor, addressed to the Lender.
(v) With respect to each Borrower, certificates of the insurance required hereunder, with all hazard insurance containing a lender’s loss payable endorsement in the Lender’s favor and with all liability insurance naming the Lender as an additional insured.
(w) Evidence that each Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.
(x) Payment of all fees due under the terms of this Agreement through the date of the initial Advance or the Term Advance, or the issuance of any Letter of Credit hereunder, and payment of all expenses incurred by the Lender through such date that are required to be paid by the Borrowers under this Agreement.
(y) A Customer Identification Information form from each Borrower and such other forms and verification as the Lender may need to comply with the U.S.A. Patriot Act.
(z) An Affidavit Regarding Out-of-State Execution of Credit and Security Agreement and Notes (for Borrowers located in Florida).
(aa) Evidence that after making the initial Revolving Advance, satisfying all obligations owed to CapitalSource Finance LLC, satisfying all trade payables older than 60 days from invoice date, book overdrafts and closing costs, Availability shall be not less than $3,000,000.

(bb) Subordination Agreements duly executed by the Borrowers and the Subordinated Creditors.
(cc) Such other documents as the Lender in its sole discretion may require.
Section 4.2 Conditions Precedent to All Advances and Letters of Credit. The Lender’s obligation to make each Advance or to cause the issuance of a Letter of Credit shall be subject to the further conditions precedent that:
(a) the representations and warranties contained in Article V are correct on and as of the date of such Advance or issuance of a Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and
(b) no event has occurred and is continuing, or would result from such Advance or issuance of a Letter of Credit which constitutes a Default or an Event of Default.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
The Borrowers represent and warrant to the Lender as follows:
Section 5.1 Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations; Federal Employer Identification Number and Organizational Identification Number. Each Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State listed in the first paragraph of this Agreement and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. Each Borrower has all requisite power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. During its existence, each Borrower has done business solely under the names set forth in Schedule 5.1. Each Borrower’s chief executive office and principal place of business is located at the address set forth in Schedule 5.1, and all of each Borrower’s records relating to its business or the Collateral are kept at that location. All Inventory and Equipment of such Borrower is located at that location or at one of the other of such Borrower’s locations listed in Schedule 5.1. Each Borrower’s federal employer identification number and organization identification number are correctly set forth in Section 3.6.
Section 5.2 Capitalization. Schedule 5.2 constitutes a correct and complete list of all ownership interests of the Borrowers and rights to acquire ownership interests including the record holder, number of interests and percentage interests on a fully diluted basis, and an organizational chart showing the ownership structure of all Subsidiaries of the Borrowers.

Section 5.3 Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery and performance by the Borrowers of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the Borrowers’ Owners; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrowers or of the Borrowers’ Constituent Documents; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which any Borrower is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by any Borrower.
Section 5.4 Legal Agreements. This Agreement constitutes and, upon due execution by the Borrowers, the other Loan Documents will constitute the legal, valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with their respective terms, except as such enforceability may be affected by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity.
Section 5.5 Subsidiaries. Except as set forth in Schedule 5.5 hereto, the Borrowers have no Subsidiaries.
Section 5.6 Financial Condition; No Adverse Change. Global has furnished to the Lender the Public Parent’s audited financial statements for its fiscal year ended December 31, 2006 and unaudited financial statements for the fiscal year ended December 30, 2007, and those statements fairly present such Borrower’s financial condition on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with GAAP. Since the date of the most recent financial statements, there has been no material adverse change in such Borrower’s business, properties or condition (financial or otherwise).
Section 5.7 Litigation. Except as set forth in Schedule 5.7, there are no actions, suits or proceedings pending or, to any Borrower’s knowledge, threatened against or affecting any Borrower or any of its Affiliates or the properties of any Borrower or any of its Affiliates before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to any Borrower or any of its Affiliates, would have a material adverse effect on the financial condition, properties or operations of any Borrower or any of its Affiliates.
Section 5.8 Regulation U. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

Section 5.9 Taxes. Except as set forth on Schedule 5.9, each Borrower and its Subsidiaries have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them. Each Borrower and its Subsidiaries have filed all federal, state and local tax returns which to the knowledge of the Officers of such Borrower or any Affiliate, as the case may be, are required to be filed, and each Borrower and its Subsidiaries have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due, except for those that are under dispute provided that none of such disputed taxes would have a material adverse effect on the financial condition or operations of such Borrower or any of its Affiliates and provided that such Borrower shall have established adequate reserves for such taxes in accordance with GAAP.
Section 5.10 Titles and Liens. The Borrowers have good and absolute title to all Collateral free and clear of all Liens other than Permitted Liens. No financing statement naming any Borrower as debtor is on file in any office except to perfect only Permitted Liens.
Section 5.11 Intellectual Property Rights.
(a) Owned Intellectual Property. Schedule 5.11 is a complete list of all patents, applications for patents, trademarks, applications to register trademarks, service marks, applications to register service marks, mask works, trade dress and copyrights for which any Borrower is the owner of record (the “Owned Intellectual Property”). Except as disclosed on Schedule 5.11 and except for Permitted Liens, (i) such Borrower owns the Owned Intellectual Property free and clear of all restrictions (including covenants not to sue a third party), court orders, injunctions, decrees, writs or Liens, whether by written agreement or otherwise, (ii) no Person other than such Borrower owns or has been granted any right in the Owned Intellectual Property, (iii) all Owned Intellectual Property is valid, subsisting and enforceable and (iv) such Borrower has taken all commercially reasonable action necessary to maintain and protect the Owned Intellectual Property.
(b) Agreements with Employees and Contractors. Each Borrower has entered into a legally enforceable agreement with each of its employees and subcontractors obligating each such Person to assign to such Borrower, without any additional compensation, any Intellectual Property Rights created, discovered or invented by such Person in the course of such Person’s employment or engagement with such Borrower (except to the extent prohibited by law), and further requiring such Person to cooperate with such Borrower, without any additional compensation, in connection with securing and enforcing any Intellectual Property Rights therein; provided, however, that the foregoing shall not apply with respect to employees and subcontractors whose job descriptions are of the type such that no such assignments are reasonably foreseeable.
(c) Intellectual Property Rights Licensed from Others. Schedule 5.11 is a complete list of all agreements under which any Borrower has licensed Intellectual Property Rights from another Person (“Licensed Intellectual Property”) other than readily available, non-negotiated licenses of computer software and other intellectual property used solely for performing accounting, word processing and similar administrative tasks (“Off-the-shelf Software”) and a summary of any ongoing payments such Borrower is obligated to make with respect thereto. Except as disclosed on Schedule 5.11 and in written agreements, copies of which have been given to the Lender, such Borrower’s licenses to use the Licensed Intellectual Property are free and clear of all restrictions, Liens, court orders, injunctions, decrees, or writs, whether by written agreement or otherwise. Except as disclosed on Schedule 5.11, no Borrower is obligated or under any liability whatsoever to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any Intellectual Property Rights.

(d) Other Intellectual Property Needed for Business. Except for Off-the-shelf Software and as disclosed on Schedule 5.11, the Owned Intellectual Property and the Licensed Intellectual Property constitute all Intellectual Property Rights used or necessary to conduct any Borrower’s business as it is presently conducted or as such Borrower reasonably foresees conducting it.
(e) Infringement. Except as disclosed on Schedule 5.11, no Borrower has knowledge of, nor has received any written claim or notice alleging, any Infringement of another Person’s Intellectual Property Rights (including any written claim that any Borrower must license or refrain from using the Intellectual Property Rights of any third party) nor, to the knowledge of any Borrower, is there any threatened claim or any reasonable basis for any such claim.
Section 5.12 Plans. Except as disclosed to the Lender in writing prior to the date hereof, neither any Borrower nor any ERISA Affiliate (a) maintains or has maintained any Pension Plan, (b) contributes or has contributed to any Multiemployer Plan or (c) provides or has provided post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required under Section 601 of ERISA, Section 4980B of the IRC or applicable state law). Neither any Borrower nor any ERISA Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA, the IRC or applicable state law with respect to any Plan. No Reportable Event exists in connection with any Pension Plan. Each Plan which is intended to qualify under the IRC is so qualified, and no fact or circumstance exists which may have an adverse effect on the Plan’s tax-qualified status. Neither any Borrower nor any ERISA Affiliate has (i) any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the IRC) under any Plan, whether or not waived, (ii) any liability under Section 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan or (iii) any liability or knowledge of any facts or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than routine claims for benefits under the Plan).
Section 5.13 Default. Each Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a material adverse effect on any Borrower’s financial condition, properties or operations.

Section 5.14 Environmental Matters.
(a) Except as disclosed on Schedule 5.14, there are not present in, on or under the Premises any Hazardous Substances in such form or quantity as to create any material liability or obligation for either any Borrower or the Lender under the common law of any jurisdiction or under any Environmental Law, and no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Premises in such a way as to create any such material liability.
(b) Except as disclosed on Schedule 5.14, no Borrower has disposed of Hazardous Substances in such a manner as to create any material liability under any Environmental Law.
(c) Except as disclosed on Schedule 5.14, there have not existed in the past, nor are there any threatened or impending requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation relating in any way to the Premises or any Borrower, alleging material liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto.
(d) Except as disclosed on Schedule 5.14, the Borrowers’ businesses are and have in the past always been conducted in accordance with all Environmental Laws and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of such businesses are in the Borrowers’ possession and are in full force and effect, nor has any Borrower been denied insurance on grounds related to potential environmental liability. No permit required under any Environmental Law is scheduled to expire within 12 months and there is no threat that any such permit will be withdrawn, terminated, limited or materially changed.
(e) Except as disclosed on Schedule 5.14, the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.
(f) Each Borrower has delivered to the Lender all environmental assessments, audits, reports, permits, licenses and other documents describing or relating in any way to the Premises or such Borrower’s businesses.
Section 5.15 Submissions to the Lender. All financial and other information provided to the Lender by or on behalf of the Borrowers in connection with any Borrower’s request for the credit facilities contemplated hereby (i) is true and correct in all material respects when provided and for the period covered thereby, (ii) does not omit any material fact necessary to make such information not misleading when provided and for the period covered thereby, except the omission of footnotes on any unaudited financial statements, and (iii) as to projections, valuations or proforma financial statements, presents a good faith opinion as to such projections, valuations and proforma condition and results as of the date provided and for the period covered thereby.

Section 5.16 Financing Statements. The Borrowers have authorized the filing of financing statements sufficient when filed to perfect the Security Interest and the other security interests created by the Security Documents. When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral which is capable of being perfected by filing financing statements. None of the Collateral is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.
Section 5.17 Rights to Payment. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or, in the case of all future Collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in any Borrower’s records pertaining thereto as being obligated to pay such obligation.
Section 5.18 Financial Solvency. Except as set forth on Schedule 5.18, both before and after giving effect to all of the transactions contemplated in the Loan Documents, no Borrower or its Affiliates:
(a) Was or will be “insolvent”, as that term is used and defined in Section 101(32) of the United States Bankruptcy Code and Section 2 of the Uniform Fraudulent Transfer Act;
(b) Has unreasonably small capital or is engaged or about to engage in a business or a transaction for which any remaining assets of such Borrower or such Affiliate are unreasonably small;
(c) By executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to, nor believes that it will, incur debts beyond its ability to pay them as they mature;
(d) By executing, delivering or performing its obligations under the Loan Documents or other documents to which it is a party or by taking any action with respect thereto, intends to hinder, delay or defraud either its present or future creditors; and
(e) At this time contemplates filing a petition in bankruptcy or for an arrangement or reorganization or similar proceeding under any law of any jurisdiction, nor, to the best knowledge of any Borrower, is the subject of any actual, pending or threatened bankruptcy, insolvency or similar proceedings under any law of any jurisdiction.
Section 5.19 Mortgages. No Borrower has mortgaged any Premises.
Section 5.20 Borrower Property. No property of any Borrower, including Inventory, is either in the possession of, or being stored with, any Person other than such Borrower.
Section 5.21 Secured Subordinated Debt. The execution of this Agreement does not and will not violate or conflict with, or cause any default or event of default to occur under, any document evidencing the Secured Subordinated Debt.

ARTICLE VI
COVENANTS
So long as the Indebtedness shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrowers will comply with the following requirements, unless the Lender shall otherwise consent in writing:
Section 6.1 Reporting Requirements. Each Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:
(a) Annual Financial Statements. As soon as available, and in any event within 105 days after the end of each fiscal year of the Public Parent, the Public Parent’s audited consolidated financial statements for such fiscal year with the unqualified opinion of independent certified public accountants selected by the Public Parent and acceptable to the Lender, which annual financial statements shall include the Public Parent’s balance sheet as at the end of such fiscal year and the related statements of the Public Parent’s income, retained earnings and cash flows for the fiscal year then ended, all in reasonable detail and prepared in accordance with GAAP, together with (i) copies of all management letters prepared by such accountants and (ii) a certificate of the Public Parent’s chief financial officer stating (A) that such financial statements have been prepared in accordance with GAAP and fairly represent the Public Parent’s financial position and the results of its operations, and (B) whether or not such Officer has knowledge of the occurrence of any Default or Event of Default and, if so, stating in reasonable detail the facts with respect thereto. For so long as the Public Parent is subject to the filing requirements of the Securities and Exchange Commission, the Officer’s Certification in the Annual Report on From 10-K shall satisfy the requirements of Section 6.1(a)(ii)(A).
(b) Monthly Financial Statements. As soon as available and in any event within 30 days after the end of each fiscal month, the unaudited/internal balance sheet and statements of income, changes in cash flow and retained earnings of the Public Parent as at the end of and for such month and for the year to date period then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Subsidiaries, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP (with the exception of footnotes), subject to year-end adjustments and which fairly represent the Public Parent’s financial position and the results of its operations; and accompanied by a certificate of the Borrowers’ chief financial officer, substantially in the form of Exhibit C hereto (i) stating that such financial statements have been prepared in accordance with GAAP, without footnotes, subject to year-end adjustments, and fairly represent the Public Parent’s and each Borrower’s financial position and the results of its operations, (ii) setting forth each Borrower’s Book Net Worth for the month then ended, (iii) stating whether or not such Officer has knowledge of the occurrence of any Default or Event of Default not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iv) stating all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrowers are in compliance with the Financial Covenants.

(c) Collateral Reports. (i) Within 10 days after the end of each fiscal month or more frequently if the Lender so requires, the agings of such Borrower’s accounts receivable and confirmation of the Lender’s calculation of such Borrower’s Accounts, Eligible Accounts, and Eligible Unbilled Accounts as at the end of such month or shorter time period, and (ii) within 10 days after the end of each fiscal month or more frequently if the Lender so requires, the agings of such Borrower’s accounts payable as at the end of such month or shorter time period.
(d) Projections. No later than 15 days before the last day of each fiscal year of the Borrowers, each Borrower’s projected balance sheets, income statements, statements of cash flow and projected Availability for each month of the succeeding fiscal year, each in reasonable detail, representing such Borrower’s good faith projections of such Borrower’s budget for such succeeding fiscal year; and, not later than 60 days after the last day of each fiscal year of the Borrowers, each Borrower’s Board of Directors’ approval of such budget. If such Board of Directors fails to approve such budget in the form delivered to the Lender, the Lender may declare an Event of Default hereunder. The Southeastern Group shall be consolidated for purposes of this Section 6.1(d).
(e) Supplemental Reports. The Borrowers shall provide, not later than Tuesday of each week, for the prior week: reporting of collections, sales, estimated unbilled accounts, credit memos, write-offs, other adjustments, and an accounts receivable aging (summary page only), together with a Borrowing Base reconciliation report. The Southeastern Group shall be consolidated for purposes of this Section 6.1(e).
(f) Litigation. Promptly after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting any Borrower (i) of the type described in Section 5.14(c) or (ii) which seek a monetary recovery against any Borrower in excess of $100,000.
(g) Defaults. As promptly as practicable (but in any event not later than five Business Days) after an Officer of any Borrower obtains knowledge of the occurrence of any Default or Event of Default, the Borrowers will deliver to the Lender notice of such occurrence, together with a detailed statement by a responsible Officer of any Borrower of the steps being taken by the Borrowers to cure the effect thereof.
(h) Plans. As soon as possible, and in any event within 30 days after any Borrower knows or has reason to know that any Reportable Event with respect to any Pension Plan has occurred, a statement signed by the Officer who is such Borrower’s chief financial officer setting forth details as to such Reportable Event and the action which such Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation. As soon as possible, and in any event within 10 days after such Borrower fails to make any quarterly contribution required with respect to any Pension Plan under Section 412(m) of the IRC, such Borrower will deliver to the Lender a statement signed by the Officer who is such Borrower’s chief financial officer setting forth details as to such failure and the action which such Borrower proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation. As soon as possible, and in any event within ten days after any Borrower knows or has reason to know that it has or is reasonably expected to have any liability under Sections 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan, such Borrower will deliver to the Lender a statement of such Borrower’s chief financial officer setting forth details as to such liability and the action which such Borrower proposes to take with respect thereto.

(i) Disputes. Promptly upon knowledge thereof, notice of (i) any disputes or claims by any Borrower’s customers exceeding $100,000 individually, and (ii) any goods returned to or recovered by any Borrower.
(j) Officers and Directors. Promptly upon knowledge thereof, notice of any change in the persons constituting such Borrower’s Officers and Directors.
(k) Collateral. Promptly upon knowledge thereof, notice of any loss of or material damage to any Collateral or of any substantial adverse change in any Collateral or the prospect of payment thereof.
(l) Commercial Tort Claims. Promptly upon knowledge thereof, notice of any commercial tort claims such Borrower may bring against any Person, including the name and address of each defendant, a summary of the facts, an estimate of such Borrower’s damages, copies of any complaint or demand letter submitted by such Borrower, and such other information as the Lender may request.
(m) Intellectual Property.
(i) 30 days prior written notice of such Borrower’s intent to acquire material Intellectual Property Rights; except for transfers permitted under Section 6.18, such Borrower will give the Lender 30 days prior written notice of its intent to dispose of material Intellectual Property Rights and upon request shall provide the Lender with copies of all proposed documents and agreements concerning such rights.
(ii) Promptly upon knowledge thereof, notice of (A) any Infringement of such Borrower’s Intellectual Property Rights by others, (B) claims that such Borrower is Infringing another Person’s Intellectual Property Rights and (C) any threatened cancellation, termination or material limitation of its Intellectual Property Rights.
(iii) Promptly upon receipt, copies of all registrations and filings with respect to such Borrower’s Intellectual Property Rights.
(n) Reports to Owners. Promptly upon their distribution, copies of all financial statements, reports and proxy statements which such Borrower or the Public Parent shall have sent to its Owners.
(o) SEC Filings. Promptly after the sending or filing thereof, copies of all regular and periodic reports which such Borrower and the Public Parent shall file with the Securities and Exchange Commission or any national securities exchange.

(p) Violations of Law. Promptly upon knowledge thereof, notice of any Borrower’s violation of any law, rule or regulation, the non-compliance with which could materially and adversely affect the financial condition, properties or operations of such Borrower.
(q) Worker’s Compensation. Promptly upon knowledge thereof, each Borrower shall provide notice of any material increase in the number of or severity of worker’s compensation claims, and in any event immediately if the aggregate of all such worker’s compensation claims of all Borrowers exceeds $3,000,000.
(r) Other Reports. From time to time, with reasonable promptness, any and all receivables schedules, collection reports, deposit records, equipment schedules, proof of services rendered to account debtors, and such other material, reports, records or information as the Lender may request.
Section 6.2 Financial Covenants.
(a) Minimum Net Income. Reserved.
(b) Minimum Book Net Worth. Reserved.
(c) Minimum Debt Service Coverage Ratio. The Borrower will maintain, as of each fiscal quarter end on a rolling twelve (12) month basis, a Debt Service Coverage Ratio of not less than 1.1 to 1.0.
(d) Capital Expenditures. The Borrowers will not incur or contract to incur Capital Expenditures of more than $1,000,000 in the aggregate during fiscal year 2008 and $200,000 thereafter until new Financial Covenants are set pursuant to Section 6.2(f).
(e) Minimum Availability. Reserved.
(f) New Covenants. Annually, on or before the last day of the Borrowers’ fiscal year, the Borrowers and the Lender shall negotiate in good faith new covenant levels for Section 6.2 that the Borrowers shall be required to maintain for the following fiscal year, based upon the Borrowers’ projections for such period.
Section 6.3 Permitted Liens; Financing Statements.
(a) No Borrower will create, incur or suffer to exist any Lien upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing, the following (each a “Permitted Lien”; collectively, “Permitted Liens”):
(i) In the case of any Borrower’s property which is not Collateral, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with any Borrower’s business or operations as presently conducted;
(ii) Liens in existence on the date hereof and listed in Schedule 6.3 hereto, securing indebtedness for borrowed money permitted under this Agreement;

(iii) The Security Interest and Liens created by the Security Documents;
(iv) Liens securing repayment of any Subordinated Debt;
(v) Purchase money Liens relating to the acquisition of machinery and equipment of any Borrower not exceeding the lesser of cost or fair market value thereof not exceeding $100,000 for any one purchase and so long as no Default Period is then in existence and none would exist immediately after such acquisition; and
(vi) Liens in respect of judgments or awards for which appeals or proceedings for review are being prosecuted and in respect of which a stay of execution upon any such appeal or proceeding for review shall have been secured, provided that (i) such Person shall have established adequate reserves for such judgments or awards in accordance with GAAP, (ii) such judgments or awards shall be fully insured (subject to deductibles) and the insurer shall not have denied coverage, or (iii) such judgments or awards shall have been bonded to the satisfaction of the Lender.
(b) No Borrower will amend any financing statements in favor of the Lender except as permitted by law. Any authorization by the Lender to any Person to amend financing statements in favor of the Lender shall be in writing.
Section 6.4 Indebtedness. No Borrower will incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on any Borrower’s behalf, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:
(a) Any existing or future Indebtedness or any other obligations of the Borrowers to the Lender;
(b) Any indebtedness of the Borrowers in existence on the date hereof and listed in Schedule 6.4 hereto;
(c) Any indebtedness relating to Permitted Liens; and
(d) Any indebtedness relating to Capital Expenditures permitted under Section 6.2(d).
Section 6.5 Guaranties. No Borrower will assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:
(a) The endorsement of negotiable instruments by the Borrowers for deposit or collection or similar transactions in the ordinary course of business;
(b) Guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in Schedule 6.5 hereto;
(c) Guaranties of the Secured Subordinated Debt;

(d) Guaranties by Global of Premises leased by any of the Borrowers (i) prior to the date hereof or (ii) after the date hereof, provided that no Event of Default has occurred and is continuing or will occur immediately following any such guaranty; and
(e) Guaranties executed by the Borrowers in favor of the Lender in connection with this Agreement.
Section 6.6 Investments and Subsidiaries. No Borrower will make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person or Affiliate, including any partnership or joint venture, nor purchase or hold beneficially any stock or other securities or evidence of indebtedness of any other Person or Affiliate, except:
(a) Investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated “A-1” or “A-2” by Standard & Poor’s Ratings Services or “P-1” or “P-2” by Moody’s Investors Service or certificates of deposit or bankers’ acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers’ acceptances are fully insured by the Federal Deposit Insurance Corporation);
(b) Travel advances or loans to the Borrowers’ Officers and employees not exceeding at any one time an aggregate of $50,000;
(c) Current investments in the Subsidiaries in existence on the date hereof and listed in Schedule 5.5 hereto; and
(d) Advances by and between the Borrowers and the Public Parent in the ordinary course of business.
Section 6.7 Dividends and Distributions. No Borrower will declare or pay any dividends (other than dividends payable solely in stock of such Borrower) on any class of its stock or the Public Parent’s stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or any indebtedness or liability of the Public Parent or any Borrower evidenced by or related to notes, bonds, debentures or other securities or similar obligations, including the agreements, instruments and documents evidencing the Secured Subordinated Debt, or make any distribution in respect thereof, either directly or indirectly; provided, however, that so long as no Event of Default has occurred and is continuing or will occur as a result of or immediately following any such payment, (a) the Borrowers may declare and pay dividends to their corporate parents that are Borrowers, and (b) Global may declare and pay dividends to the Public Parent up to five days prior to the due date of each scheduled payment (but not prepayment) of interest under the Secured Subordinated Debt in an amount equal to such scheduled payment.

Section 6.8 Salaries. So long as the Public Parent’s board of Directors has an active subcommittee reviewing and approving compensation for the Borrowers’ Officers, no Borrower will be considered to pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation; provided, however, that if the Public Parent’s board of Directors does not have an active subcommittee reviewing and approving compensation for the Borrowers’ Officers, no Borrower will pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation, or increase the salary, bonus, commissions, consultant fees or other compensation of any Director, Officer or consultant, or any member of their families, by more than ten percent (10%) in any one year, either individually or for all such persons in the aggregate, or pay any such increase from any source other than profits earned in the year of payment.
Section 6.9 Key Person Life Insurance
The Borrowers shall maintain insurance upon the life of Howard Brill, their President, with the death benefit thereunder in an amount not less than $7,500,000 (the “Life Insurance Policy”). The right to receive the proceeds of the Life Insurance Policy shall be assigned to the Lender by the Life Insurance Assignment.
Section 6.10 Books and Records; Collateral Examination, Inspection and Appraisals.
(a) Each Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to such Borrower’s business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon the Lender’s request, will permit any officer, employee, attorney, accountant or other agent of the Lender to audit, review, make extracts from or copy any and all company and financial books and records of such Borrower at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to the Borrower and to discuss such Borrower’s affairs with any of its Directors, Officers, employees or agents.
(b) Each Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to the Lender or its designated agent, at the Borrowers’ expense, all financial information, books and records, work papers, management reports and other information in their possession regarding any Borrower.
(c) Each Borrower will permit the Lender or its employees, accountants, attorneys or agents, to examine and inspect any Collateral or any other property of any Borrower at any time during ordinary business hours.
Section 6.11 Account Verification.
(a) The Lender or its agent may at any time and from time to time send or require each Borrower to send requests for verification of accounts or notices of assignment to account debtors and other obligors. The Lender or its agent may also at any time and from time to time telephone account debtors and other obligors to verify accounts.
(b) Each Borrower shall pay when due each account payable due to a Person holding a Permitted Lien (as a result of such payable) on any Collateral.

Section 6.12 Compliance with Laws.
(a) Each Borrower shall (i) comply, and cause each Subsidiary to comply, with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.
(b) Without limiting the foregoing undertakings, each Borrower specifically agrees that it will comply, and cause each Subsidiary to comply, with all applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by any Environmental Laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any material liability or obligation under the common law of any jurisdiction or any Environmental Law.
(c) Each Borrower shall (i) ensure, and cause each Subsidiary to ensure, that no Owner shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (ii) not use or permit the use of the proceeds of the Credit Facility or any other financial accommodation from the Lender to violate any of the foreign asset control regulations of OFAC or other applicable law, (iii) comply, and cause each Subsidiary to comply, with all applicable Bank Secrecy Act laws and regulations, as amended from time to time, and (iv) otherwise comply with the USA Patriot Act as required by federal law and the Lender’s policies and practices.
Section 6.13 Payment of Taxes and Other Claims. Each Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including the Collateral) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon any properties of such Borrower; provided, that such Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made, and (d) all taxes (including withholding taxes and other payroll taxes), benefit payments and other amounts required to be paid on behalf of any Person pursuant to any of its Employee Service Agreements.
Section 6.14 Maintenance of Properties.
(a) Each Borrower will keep and maintain the Collateral and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this covenant shall prevent such Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in such Borrower’s judgment, desirable in the conduct of such Borrower’s business and not disadvantageous in any material respect to the Lender. Each Borrower will take all commercially reasonable steps necessary to protect and maintain its Intellectual Property Rights.

(b) Each Borrower will defend the Collateral against all Liens, claims or demands of all Persons (other than the Lender) claiming the Collateral or any interest therein. Each Borrower will keep all Collateral free and clear of all Liens except Permitted Liens. Each Borrower will take all commercially reasonable steps necessary to prosecute any Person Infringing its Intellectual Property Rights and to defend itself against any Person accusing it of Infringing any Person’s Intellectual Property Rights.
Section 6.15 Insurance. The Borrowers will obtain and at all times maintain insurance with insurers acceptable to the Lender, in such amounts, on such terms (including any deductibles) and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrowers operate. Without limiting the generality of the foregoing, the Borrowers will at all times maintain business interruption insurance including coverage for force majeure and keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender’s loss payable endorsement for the Lender’s benefit. All policies of liability insurance required hereunder shall name the Lender as an additional insured.
Section 6.16 Preservation of Existence. Each Borrower will preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.
Section 6.17 Delivery of Instruments, etc. Upon request by the Lender, each Borrower will promptly deliver to the Lender in pledge all instruments, documents and chattel paper constituting Collateral, duly endorsed or assigned by such Borrower.
Section 6.18 Sale or Transfer of Assets; Suspension of Business Operations. No Borrower will sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary, (ii) all or a substantial part of its assets, or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of Inventory in the ordinary course of business and will not liquidate, dissolve or suspend business operations. No Borrower will transfer any part of its ownership interest in any Intellectual Property Rights and will not permit any agreement under which it has licensed Licensed Intellectual Property to lapse, except that such Borrower may transfer such rights or permit such agreements to lapse if it shall have reasonably determined that the applicable Intellectual Property Rights are no longer useful in its business. If any Borrower transfers any Intellectual Property Rights for value, such Borrower will pay over the proceeds to the Lender for application to the Indebtedness. No Borrower will license any other Person to use any of such Borrower’s Intellectual Property Rights, except that such Borrower may grant licenses in the ordinary course of its business in connection with sales of Inventory or provision of services to its customers.

Section 6.19 Consolidation and Merger; Asset Acquisitions. No Borrower will consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.
Section 6.20 Sale and Leaseback. No Borrower will enter into any arrangement, directly or indirectly, with any other Person whereby any Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which such Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.
Section 6.21 Restrictions on Nature of Business. No Borrower will engage in any line of business materially different from that presently engaged in by such Borrower and will not purchase, lease or otherwise acquire assets not related to its business.
Section 6.22 Accounting. No Borrower will adopt any material change in accounting principles other than as allowed by GAAP. No Borrower will adopt, permit or consent to any change in its fiscal year.
Section 6.23 Discounts, etc. After notice from the Lender, no Borrower will grant any discount, credit or allowance to any customer of such Borrower or accept any return of goods sold other than in the ordinary course of business of such Borrower consistent with past practice. No Borrower will at any time modify, amend, subordinate, cancel or terminate the obligation of any account debtor or other obligor of such Borrower other than in the ordinary course of business of such Borrower consistent with past practice.
Section 6.24 Plans. Except as disclosed to the Lender in writing prior to the date hereof, neither any Borrower nor any ERISA Affiliate will (i) adopt, create, assume or become a party to any Pension Plan, (ii) incur any obligation to contribute to any Multiemployer Plan, (iii) incur any obligation to provide post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required by law) or (iv) amend any Plan in a manner that would materially increase its funding obligations.
Section 6.25 Place of Business; Name. No Borrower will transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location. No Borrower will permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. No Borrower will change its name or jurisdiction of organization.
Section 6.26 Constituent Documents; S Corporation Status. No Borrower will amend its Constituent Documents or any documents relating to the Subordinated Debt. No Borrower will become an S Corporation.

Section 6.27 Performance by the Lender. If any Borrower at any time fails to perform or observe any of the foregoing covenants contained in this Article VI or elsewhere herein, and if such failure shall continue for a period of ten calendar days after the Lender gives Global written notice thereof (or in the case of the agreements contained in Section 6.13 and Section 6.15, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of any Borrower (or, at the Lender’s option, in the Lender’s name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including the payment of taxes, the satisfaction of Liens, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrowers shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the Default Rate. To facilitate the Lender’s performance or observance of such covenants of the Borrowers, each Borrower hereby irrevocably appoints the Lender, or the Lender’s delegate, acting alone, as such Borrower’s attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of any Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by any Borrower hereunder.
ARTICLE VII
EVENTS OF DEFAULT, RIGHTS AND REMEDIES
Section 7.1 Events of Default. “Event of Default”, wherever used herein, means any one of the following events:
(a) Default in the payment of the Revolving Note, the Term Note, any Obligation of Reimbursement, or any default with respect to any other Indebtedness due from the Borrowers to the Lender as such Indebtedness becomes due and payable;
(b) Default in the performance, or breach, of any covenant or agreement of any Borrower contained in this Agreement;
(c) An Overadvance arises as the result of any reduction in the Borrowing Base, or arises in any manner on terms not otherwise approved of in advance by the Lender in writing;
(d) A Change of Control shall occur;
(e) Any Borrower or any Guarantor shall be or become insolvent, or admit in writing its or his inability to pay its or his debts as they mature, or make an assignment for the benefit of creditors; or any Borrower or any Guarantor shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or him or for all or any substantial part of its or his property; or such receiver, trustee or similar officer shall be appointed without the application or consent of such Borrower or such Guarantor, as the case may be; or any Borrower or any Guarantor shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it or him under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against such Borrower or any such Guarantor; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of any Borrower or any Guarantor;

(f) Either (i) a petition shall be filed against any Borrower or any Guarantor under the United States Bankruptcy Code or the laws of any other jurisdiction naming such Borrower or such Guarantor as debtor if such petition has not been dismissed within 30 days of the filing of such petition against such Person or (ii) a petition shall be filed by any Borrower or any Guarantor under the United States Bankruptcy Code or the laws of any other jurisdiction naming such Borrower or such Guarantor as debtor;
(g) The Life Insurance Policy shall be terminated, by the Borrowers or otherwise; or the Life Insurance Policy shall be scheduled to terminate within 30 days and the Borrowers shall not have delivered a renewal thereof or substitute therefor to the Lender; or the Borrowers shall fail to pay any premium on the Life Insurance Policy when due; or the Borrowers shall take any other action that impairs the value of the Life Insurance Policy;
(h) Any representation or warranty made by any Borrower in this Agreement, by any Guarantor in any Guaranty delivered to the Lender, or by any Borrower (or any of its Officers) or any Guarantor in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement or any such Guaranty shall be incorrect in any material respect;
(i) The rendering against any Borrower of an arbitration award, a final judgment, decree or order for the payment of money not fully covered by insurance (other than deductibles not to exceed $200,000 in the aggregate) in excess of $200,000 and the continuance of such arbitration award, judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution;
(j) A default under any bond, debenture, note or other evidence of material indebtedness in excess of $200,000 of any Borrower owed to any Person other than the Lender, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any material lease or other contract, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument, lease or contract;
(k) Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Pension Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Pension Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to any Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Pension Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; or any Borrower or any ERISA Affiliate shall have filed for a distress termination of any Pension Plan under Title IV of ERISA; or any Borrower or any ERISA Affiliate shall have failed to make any quarterly contribution required with respect to any Pension Plan under Section 412(m) of the IRC, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a Lien on any Borrower’s assets in favor of the Pension Plan; or any withdrawal, partial withdrawal, reorganization or other event occurs with respect to a Multiemployer Plan which results or could reasonably be expected to result in a material liability of such Borrower to the Multiemployer Plan under Title IV of ERISA;

(l) An event of default shall occur under any Security Document;
(m) Default in the payment of any amount owed by any Borrower to the Lender other than any Indebtedness arising hereunder;
(n) Any Guarantor shall repudiate, purport to revoke or fail to perform any obligation under such Guaranty in favor of the Lender, any individual Guarantor shall die or any other Guarantor shall cease to exist;
(o) Any Borrower shall take or participate in any action which would be prohibited under the provisions of any Subordination Agreement or make any payment with respect to indebtedness that has been subordinated pursuant to any Subordination Agreement;
(p) Howard Brill or Daniel T. Hollenbach shall cease to function in his respective current officer capacity or capacities for any Borrower, and in each case, such Borrower shall fail to employ a replacement acceptable to the Lender in its sole discretion within 120 days of such cessation; provided, however, that such cessation shall not constitute an Event of Default if the above-named Officers fulfill similar functions in different positions or with different titles;
(q) The Lender believes in good faith that the prospect of payment in full of any part of the Indebtedness or that full performance by any Borrower under the Loan Documents, is impaired, or that there has occurred any material adverse change in the business or financial condition of any Borrower;
(r) There has occurred any breach, default or event of default by, or attributable to, any Affiliate under any agreement between the Affiliate and the Lender;
(s) The indictment for a felony offence under state or federal law of (a) any Officer or Guarantor or (b) any Director if (i) such indictment has not been dismissed within 30 days of the indictment of such Director, (ii) such Director has not been relieved of his duties as a Director within 30 days of such indictment or (iii) the Borrowers have failed, within 30 days of such indictment, to take steps regarding such Director as deemed appropriate by the Lender in its sole discretion; or
(t) A default or an event of default shall occur under any agreement, instrument or document evidencing or related to (i) any securities issued by the Public Parent or (ii) any Subordinated Debt.

Section 7.2 Rights and Remedies. During any Default Period, the Lender may exercise any or all of the following rights and remedies:
(a) The Lender may, by notice to Global, declare the Commitment to be terminated, whereupon the same shall forthwith terminate;
(b) The Lender may, by notice to Global, declare the Indebtedness to be forthwith due and payable, whereupon all Indebtedness shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which the Borrowers hereby expressly waive;
(c) The Lender may, without notice to the Borrowers and without further action, apply any and all money owing by the Lender to any Borrower to the payment of the Indebtedness;
(d) The Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC, including the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrowers hereby expressly waive) and the right to sell, lease or otherwise dispose of any or all of the Collateral (with or without giving any warranties as to the Collateral, title to the Collateral or similar warranties), and, in connection therewith, the Borrowers will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;
(e) The Lender may make demand upon the Borrowers and, forthwith upon such demand, the Borrowers will pay to the Lender in immediately available funds for deposit in the Special Account pursuant to Section 2.4(d). an amount equal to the aggregate maximum amount available to be drawn under all Letters of Credit then outstanding, assuming compliance with all conditions for drawing thereunder;
(f) The Lender may exercise and enforce its rights and remedies under the Loan Documents;
(g) The Lender may without regard to any waste, adequacy of the security or solvency of the Borrowers, apply for the appointment of a receiver of the Collateral, to which appointment the Borrowers hereby consent, whether or not foreclosure proceedings have been commenced under the Security Documents and whether or not a foreclosure sale has occurred; and
(h) The Lender may exercise any other rights and remedies available to it by law or agreement.
If any Event of Default has occurred with respect to any Borrower, without limiting the Lender’s other rights and remedies hereunder or at law, all Advances, if any, made to such Borrower shall not be made to Global’s demand deposit account specified in Section 2.2 but rather shall be directed to a separate account of such Borrower approved by Lender in its sole discretion, and such Borrower shall not be permitted to deposit any portion of such Advance into Global’s demand deposit account specified in Section 2.2.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in Section 7.1(e) or (f), the Indebtedness shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind. If the Lender sells any of the Collateral on credit, the Indebtedness will be reduced only to the extent of payments actually received. If the purchaser fails to pay for the Collateral, the Lender may resell the Collateral and shall apply any proceeds actually received to the Indebtedness.
Section 7.3 Certain Notices. If notice to any Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 8.3) at least ten calendar days before the date of intended disposition or other action.
ARTICLE VIII
MISCELLANEOUS
Section 8.1 No Waiver; Cumulative Remedies; Compliance with Laws. No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law. The Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.
Section 8.2 Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by any Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances.
Section 8.3 Notices; Communication of Confidential Information; Requests for Accounting. Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, (d) transmitted by telecopy, or (e) sent as electronic mail, in each case delivered or sent to the party to whom notice is being given to the business address, telecopier number, or e mail address set forth below next to its signature or, as to each party, at such other business address, telecopier number, or e mail address as it may hereafter designate in writing to the other party pursuant to the terms of this Section. All such notices, requests, demands and other communications shall be deemed to be an authenticated record communicated or given on (a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date delivered to the courier if delivered by overnight courier, or (d) the date of transmission if sent by telecopy or by e mail, except that notices or requests delivered to the Lender pursuant to any of the provisions of Article II shall not be effective until received by the Lender. All notices, financial information, or other business records sent by any party to this

Agreement may be transmitted, sent, or otherwise communicated via such medium specified above as the sending party may deem appropriate and commercially reasonable; provided, however, that the risk that the confidentiality or privacy of such notices, financial information, or other business records sent by any party to this Agreement may be compromised shall be borne exclusively by the Borrowers. All requests for an accounting under Section 9-210 of the UCC (i) shall be made in a writing signed by a Person authorized under Section 2.2(a), (ii) shall be personally delivered, sent by registered or certified mail, return receipt requested, or by overnight courier of national reputation, (iii) shall be deemed to be sent when received by the Lender and (iv) shall otherwise comply with the requirements of Section 9-210 of the UCC. The Borrowers request that the Lender respond to all such requests which on their face appear to come from an authorized individual and release the Lender from any liability for so responding. The Borrowers shall pay the Lender the maximum amount allowed by law for responding to such requests.
Section 8.4 Further Documents. The Borrowers will from time to time execute, deliver, endorse and authorize the filing of any and all instruments, documents, conveyances, assignments, security agreements, financing statements, control agreements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interest or the Lender’s rights under the Loan Documents (but any failure to request or assure that the Borrowers execute, deliver, endorse or authorize the filing of any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).
Section 8.5 Costs and Expenses. The Borrowers shall pay on demand all costs and expenses, including reasonable attorneys’ fees, incurred by the Lender in connection with the Indebtedness , this Agreement, the Loan Documents, any Letter of Credit and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Indebtedness and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest.
Section 8.6 Indemnity. In addition to the payment of expenses pursuant to Section 8.5, the Borrowers shall indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the “Indemnitees”) from and against any of the following (collectively, “Indemnified Liabilities”):
(i) Any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the Advances;
(ii) Any claims, loss or damage to which any Indemnitee may be subjected if any representation or warranty contained in Section 5.14 proves to be incorrect in any respect or as a result of any violation of the covenant contained in Section 6.12(b); and

(iii) Any and all other liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel) in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances and the Loan Documents or the use or intended use of the proceeds of the Advances.
If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee’s request, the Borrowers, or counsel designated by the Borrowers and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrowers’ sole costs and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrowers shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrowers’ obligations under this Section 8.6 shall survive the termination of this Agreement and the discharge of the Borrowers’ other obligations hereunder.
Section 8.7 Participants. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the Lender’s participants, successors or assigns.
Section 8.8 Execution in Counterparts; Telefacsimile Execution. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement or any other Loan Document by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement or such other Loan Document. Any party delivering an executed counterpart of this Agreement or any other Loan Document by telefacsimile also shall deliver an original executed counterpart of this Agreement or such other Loan Document but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement or such other Loan Document.
Section 8.9 Retention of the Borrowers’ Records. The Lender shall have no obligation to maintain any electronic records or any documents, schedules, invoices, agings, or other papers delivered to the Lender by the Borrowers or in connection with the Loan Documents for more than 30 days after receipt by the Lender. If there is a special need to retain specific records, the Borrowers must inform the Lender of its need to retain those records with particularity, which must be delivered in accordance with the notice provisions of Section 8.3 within 30 days of the Lender taking control of same.

Section 8.10 Binding Effect; Assignment; Complete Agreement; Sharing Information. The Loan Documents shall be binding upon and inure to the benefit of the Borrowers and the Lender and their respective successors and assigns, except that the Borrowers shall not have the right to assign any of their respective rights thereunder or any interest therein without the Lender’s prior written consent. To the extent permitted by law, the Borrowers waive and will not assert against any assignee any claims, defenses or set-offs which the Borrowers could assert against the Lender. This Agreement shall also bind all Persons who become a party to this Agreement as a borrower. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. To the extent that any provision of this Agreement contradicts other provisions of the Loan Documents, this Agreement shall control. Without limiting the Lender’s right to share information regarding the Borrowers and their Affiliates with the Lender’s participants, accountants, lawyers and other advisors, the Lender and each direct and indirect subsidiary of Wells Fargo & Company may share any and all information they may have in their possession regarding the Borrowers and their Affiliates, and the Borrowers waive any right of confidentiality it may have with respect to such sharing of information.
Section 8.11 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.
Section 8.12 Headings. Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
Section 8.13 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Colorado . The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the State of Colorado in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient; (iii) agree that any litigation initiated by the Lender or the Borrowers in connection with this Agreement or the other Loan Documents may be venued in either the state or federal courts located in the City and County of Denver, Colorado; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
Section 8.14 Attorneys’ Fees. References in the Loan Documents to fees and expenses of attorneys or counsel shall include all such fees and expenses, whether incurred at the trial or appellate level, in an arbitration or administrative proceeding, in bankruptcy (including, without limitation, any adversary proceeding, contested matter or motion) or otherwise incurred.

Section 8.15 Joint and Several Liability. All obligations of Global, Excell, Friendly, TPS, Southeastern, SPM, Main Line, BHR, SGHR, SEII, SEIII, SEIV, SEV, SEVI, and Keystone under this Agreement (including the Indebtedness), the Notes, the other Loan Documents, and any other instrument, agreement or document delivered to the Lender by any of Global, Excell, Friendly, TPS, Southeastern, SPM, Main Line, BHR, SGHR, SEII, SEIII, SEIV, SEV, SEVI, and Keystone, shall be (a) joint and several and (b) the primary obligation of each of Global, Excell, Friendly, TPS, Southeastern, SPM, Main Line, BHR, SGHR, SEII, SEIII, SEIV, SEV, SEVI, and Keystone. All references to the term “Borrower” herein shall refer to each of Global, Excell, Friendly, TPS, Southeastern, SPM, Main Line, BHR, SGHR, SEII, SEIII, SEIV, SEV, SEVI, and Keystone separately and to all of them jointly and all such Persons shall be bound both severally and jointly with the others. The Indebtedness shall include all debts, liabilities and obligations owed to the Lender by any of Global, Excell, Friendly, TPS, Southeastern, SPM, Main Line, BHR, SGHR, SEII, SEIII, SEIV, SEV, SEVI, and Keystone solely or by all or any of them jointly or jointly and severally. Each of Global, Excell, Friendly, TPS, Southeastern, SPM, Main Line, BHR, SGHR, SEII, SEIII, SEIV, SEV, SEVI, and Keystone acknowledges and agrees that its joint and several liability on the Indebtedness is absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever by the Lender, and without limiting the generality of the foregoing, the joint and several liability of each of Global, Excell, Friendly, TPS, Southeastern, SPM, Main Line, BHR, SGHR, SEII, SEIII, SEIV, SEV, SEVI, and Keystone on the Indebtedness shall not be impaired by any acceptance by the Lender of any other security for or guarantors upon the Indebtedness or by any failure, neglect or omission on the Lender’s part to resort to any one or all of Global, Excell, Friendly, TPS, Southeastern, SPM, Main Line, BHR, SGHR, SEII, SEIII, SEIV, SEV, SEVI, and Keystone’s payment of the Indebtedness or to realize upon or protect any collateral security therefor. The joint and several liability of each of Global, Excell, Friendly, TPS, Southeastern, SPM, Main Line, BHR, SGHR, SEII, SEIII, SEIV, SEV, SEVI, and Keystone on the Indebtedness shall not in any manner be impaired or affected by who receives or uses the proceeds of the Advances or benefits of the Letters of Credit or for what purposes such credits and financial accommodations are used, and each of Global, Excell, Friendly, TPS, Southeastern, SPM, Main Line, BHR, SGHR, SEII, SEIII, SEIV, SEV, SEVI, and Keystone waives notice of Advance requests issued by, and Advances made to, any of Global, Excell, Friendly, TPS, Southeastern, SPM, Main Line, BHR, SGHR, SEII, SEIII, SEIV, SEV, SEVI, and Keystone. Such joint and several liability of each of Global, Excell, Friendly, TPS, Southeastern, SPM, Main Line, BHR, SGHR, SEII, SEIII, SEIV, SEV, SEVI, and Keystone shall also not be impaired or affected by (and the Lender, without notice to anyone, is hereby authorized to make from time to time) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any collateral security for the Indebtedness or of any guaranty thereof. In order to enforce payment of the Indebtedness, foreclose or otherwise realize on any Collateral, or exercise any other rights granted hereunder or under any other Loan Document or under applicable law, the Lender shall be under no obligation at any time to first resort to any Collateral, Liens, or any other property, rights or remedies whatsoever, and the Lender shall have the right to enforce the Indebtedness irrespective of whether or not other proceedings or steps are pending, seeking resort to or realization upon or from any of the foregoing. Each of Global, Excell, Friendly, TPS, Southeastern, SPM, Main Line, BHR, SGHR, SEII, SEIII, SEIV, SEV, SEVI, and Keystone hereby agrees not to exercise or enforce any right of exoneration, contribution, reimbursement, recourse, or subrogation available to such Person against any other Person liable for payment of any Indebtedness, or as to any security therefor, unless and until the Indebtedness have been paid and satisfied in full after the expiration of all Letters of Credit, release by the Lender of the Security Interest and termination of the Credit Facility. By its acceptance below, each of Global, Excell, Friendly, TPS, Southeastern, SPM, Main Line, BHR, SGHR, SEII, SEIII, SEIV, SEV, SEVI, and Keystone hereby expressly waives and surrenders any defense to its joint and several liability on the Indebtedness based upon any of the foregoing.

All property described in the definition of “Collateral” shall be included as Collateral, whether it is owned jointly by all or any of Global, Excell, Friendly, TPS, Southeastern, SPM, Main Line, BHR, SGHR, SEII, SEIII, SEIV, SEV, SEVI, and Keystone or is owned in whole or in part by one (or more) of them. Notwithstanding anything herein to the contrary, the right of recovery against each of Global, Excell, Friendly, TPS, Southeastern, SPM, Main Line, BHR, SGHR, SEII, SEIII, SEIV, SEV, SEVI, and Keystone under this Agreement shall not exceed $1.00 less than the lowest amount which would render such Person’s obligation under this Agreement void or voidable under applicable law, including without limitation, fraudulent conveyance law. Notices from the Lender sent pursuant to Section 8.3 to any of Global, Excell, Friendly, TPS, Southeastern, SPM, Main Line, BHR, SGHR, SEII, SEIII, SEIV, SEV, SEVI, and Keystone shall constitute notice to all. Directions, instructions, actions, representations, warranties or covenants, including Advance requests and requests for issuances of Letters of Credit, made by any of Global, Excell, Friendly, TPS, Southeastern, SPM, Main Line, BHR, SGHR, SEII, SEIII, SEIV, SEV, SEVI, and Keystone to the Lender shall be binding on all and the Lender shall be entitled to conclusively presume that any action by any of Global, Excell, Friendly, TPS, Southeastern, SPM, Main Line, BHR, SGHR, SEII, SEIII, SEIV, SEV, SEVI, and Keystone hereunder or under any Loan Document is taken on behalf of any one or more of them, as the case may be, whether or not such Person so indicates.
[The remainder of this page intentionally left blank.]

THE BORROWERS AND THE LENDER WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION AT LAW OR IN EQUITY OR IN ANY OTHER PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. Borrowers’ Initials MT; Lender’s Initials DH.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

Global Employment Solutions, Inc.	GLOBAL EMPLOYMENT SOLUTIONS, INC.
10375 Park Meadows Dr., Suite 375
Lone Tree, Colorado 80124
Facsimile: (303) 216-9533	By:	/s/ Daniel T. Hollenbach
Attention: Chief Financial Officer		Name: Daniel T. Hollenbach
e-mail: dhollenbach@gesnetwork.com		Its: Chief Financial Officer

c/o Global Employment Solutions, Inc.	EXCELL PERSONNEL SERVICES CORPORATION
10375 Park Meadows Dr., Suite 375
Lone Tree, Colorado 80124
Facsimile: (303) 216-9533	By:	/s/ Daniel T. Hollenbach
Attention: Chief Financial Officer		Name: Daniel T. Hollenbach
e-mail: dhollenbach@gesnetwork.com		Its: Executive Vice President

c/o Global Employment Solutions, Inc.	SOUTHEASTERN STAFFING, INC.
10375 Park Meadows Dr., Suite 375
Lone Tree, Colorado 80124
Facsimile: (303) 216-9533	By:	/s/ Daniel T. Hollenbach
Attention: Chief Financial Officer		Name: Daniel T. Hollenbach
e-mail: dhollenbach@gesnetwork.com		Its: Executive Vice President

c/o Global Employment Solutions, Inc.	MAIN LINE PERSONNEL SERVICES, INC.
10375 Park Meadows Dr., Suite 375
Lone Tree, Colorado 80124
Facsimile: (303) 216-9533	By:	/s/ Daniel T. Hollenbach
Attention: Chief Financial Officer		Name: Daniel T. Hollenbach
e-mail: dhollenbach@gesnetwork.com		Its: Executive Vice President

c/o Global Employment Solutions, Inc.	FRIENDLY ADVANCED SOFTWARE
10375 Park Meadows Dr., Suite 375	TECHNOLOGY, INC.
Lone Tree, Colorado 80124
Facsimile: (303) 216-9533	By:	/s/ Daniel T. Hollenbach
Attention: Chief Financial Officer		Name: Daniel T. Hollenbach
e-mail: dhollenbach@gesnetwork.com		Its: Executive Vice President

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c/o Global Employment Solutions, Inc.	BAY HR, INC.
10375 Park Meadows Dr., Suite 375
Lone Tree, Colorado 80124
Facsimile: (303) 216-9533	By:	/s/ Daniel T. Hollenbach
Attention: Chief Financial Officer		Name: Daniel T. Hollenbach
e-mail: dhollenbach@gesnetwork.com		Its: Executive Vice President

c/o Global Employment Solutions, Inc.	TEMPORARY PLACEMENT SERVICE, INC.,
10375 Park Meadows Dr., Suite 375	f/k/a Michaels & Associates, Inc.
Lone Tree, Colorado 80124	and successor by merger to Temporary
Facsimile: (303) 216-9533	Placement Service, Inc.
Attention: Chief Financial Officer
e-mail: dhollenbach@gesnetwork.com
	By:	/s/ Daniel T. Hollenbach
Name: Daniel T. Hollenbach
Its: Executive Vice President

c/o Global Employment Solutions, Inc.	SOUTHEASTERN GEORGIA HR, INC.
10375 Park Meadows Dr., Suite 375
Lone Tree, Colorado 80124
Facsimile: (303) 216-9533	By:	/s/ Daniel T. Hollenbach
Attention: Chief Financial Officer		Name: Daniel T. Hollenbach
e-mail: dhollenbach@gesnetwork.com		Its: Executive Vice President

c/o Global Employment Solutions, Inc.	SOUTHEASTERN PERSONNEL MANAGEMENT, INC.
10375 Park Meadows Dr., Suite 375
Lone Tree, Colorado 80124
Facsimile: (303) 216-9533	By:	/s/ Daniel T. Hollenbach
Attention: Chief Financial Officer		Name: Daniel T. Hollenbach
e-mail: dhollenbach@gesnetwork.com		Its: Executive Vice President

c/o Global Employment Solutions, Inc.	SOUTHEASTERN STAFFING II, INC.
10375 Park Meadows Dr., Suite 375
Lone Tree, Colorado 80124
Facsimile: (303) 216-9533	By:	/s/ Daniel T. Hollenbach
Attention: Chief Financial Officer		Name: Daniel T. Hollenbach
e-mail: dhollenbach@gesnetwork.com		Its: Executive Vice President

c/o Global Employment Solutions, Inc.	SOUTHEASTERN STAFFING III, INC.
10375 Park Meadows Dr., Suite 375
Lone Tree, Colorado 80124
Facsimile: (303) 216-9533	By:	/s/ Daniel T. Hollenbach
Attention: Chief Financial Officer		Name: Daniel T. Hollenbach
e-mail: dhollenbach@gesnetwork.com		Its: Executive Vice President

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c/o Global Employment Solutions, Inc.	SOUTHEASTERN STAFFING IV, INC.
10375 Park Meadows Dr., Suite 375
Lone Tree, Colorado 80124
Facsimile: (303) 216-9533	By:	/s/ Daniel T. Hollenbach
Attention: Chief Financial Officer		Name: Daniel T. Hollenbach
e-mail: dhollenbach@gesnetwork.com		Its: Executive Vice President

c/o Global Employment Solutions, Inc.	SOUTHEASTERN STAFFING V, INC.
10375 Park Meadows Dr., Suite 375
Lone Tree, Colorado 80124
Facsimile: (303) 216-9533	By:	/s/ Daniel T. Hollenbach
Attention: Chief Financial Officer		Name: Daniel T. Hollenbach
e-mail: dhollenbach@gesnetwork.com		Its: Executive Vice President

c/o Global Employment Solutions, Inc.	SOUTHEASTERN STAFFING VI, INC.
10375 Park Meadows Dr., Suite 375
Lone Tree, Colorado 80124
Facsimile: (303) 216-9533	By:	/s/ Daniel T. Hollenbach
Attention: Chief Financial Officer		Name: Daniel T. Hollenbach
e-mail: dhollenbach@gesnetwork.com		Its: Executive Vice President

c/o Global Employment Solutions, Inc.	KEYSTONE ALLIANCE, INC.
10375 Park Meadows Dr., Suite 375
Lone Tree, Colorado 80124
Facsimile: (303) 216-9533	By:	/s/ Daniel T. Hollenbach
Attention: Chief Financial Officer		Name: Daniel T. Hollenbach
e-mail: dhollenbach@gesnetwork.com		Its: Executive Vice President

Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division MAC-C7300-210 1740 Broadway Denver, Colorado 80274	WELLS FARGO BANK, NATIONAL ASSOCIATION, acting through its Wells Fargo Business Credit operating division
Telecopier: (303) 863-4904
Attention: Martin E. Tracy	By:	/s/ Martin E. Tracy
e-mail: martin.e.tracy@wellsfargo.com		Name: Martin E. Tracy
Its: Vice President

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Table of Exhibits and Schedules

Exhibit A	Form of Revolving Note

Exhibit B	Form of Term Note

Exhibit C	Compliance Certificate

Exhibit D	Premises

Exhibit E	Loan Manager Service Description

Exhibit F	Lockbox and Collection Account Service Description

Exhibit G	Master Agreement for Treasury Management Services

Schedule 5.1	Trade Names, Chief Executive Office, Principal Place of Business, and Locations of Collateral

Schedule 5.2	Capitalization and Organizational Chart

Schedule 5.5	Subsidiaries

Schedule 5.7	Litigation Matters

Schedule 5.9	Tax Matters

Schedule 5.11	Intellectual Property Disclosures

Schedule 5.14	Environmental Matters

Schedule 5.18	Financial Solvency

Schedule 6.3	Permitted Liens

Schedule 6.4	Permitted Indebtedness

Schedule 6.5	Guaranties

Exhibit A to Credit and Security Agreement
REVOLVING NOTE

$20,000,000	Denver, Colorado
April 29, 2008
For value received, each of the undersigned, GLOBAL EMPLOYMENT SOLUTIONS, INC., a Colorado corporation (“Global”), EXCELL PERSONNEL SERVICES CORPORATION, an Illinois corporation (“Excell”), FRIENDLY ADVANCED SOFTWARE TECHNOLOGY, INC., a New York corporation (“Friendly”), TEMPORARY PLACEMENT SERVICE, INC., f/k/a Michaels & Associates, Inc. and successor by merger to Temporary Placement Service, Inc., a Georgia corporation (“TPS”), SOUTHEASTERN STAFFING, INC., a Florida corporation (“Southeastern”), SOUTHEASTERN PERSONNEL MANAGEMENT, INC., a Florida corporation (“SPM”), MAIN LINE PERSONNEL SERVICES, INC., a Pennsylvania corporation (“Main Line”), BAY HR, INC., a Florida corporation (“BHR”), SOUTHEASTERN GEORGIA HR, INC., a Georgia corporation (“SGHR”), SOUTHEASTERN STAFFING II, INC., a Florida corporation (“SEII”), SOUTHEASTERN STAFFING III, INC., a Florida corporation (“SEIII”), SOUTHEASTERN STAFFING IV, INC., a Florida corporation (“SEIV”), SOUTHEASTERN STAFFING V, INC., a Florida corporation (“SEV”), SOUTHEASTERN STAFFING VI, INC., a Florida corporation (“SEVI”), Keystone Alliance, Inc., a Florida corporation (“Keystone”) (Global, Excell, Friendly, TPS, Southeastern, SPM, Main Line, BHR, SGHR, SEII, SEIII, SEIV, SEV, SEVI, and Keystone, each a “Borrower” and collectively, the “Borrowers”), hereby jointly and severally promise to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), acting through its Wells Fargo Business Credit operating division, on the Termination Date referenced in the Credit and Security Agreement dated the same date as this Revolving Note that was entered into by the Lender and the Borrower (as amended from time to time, the “Credit Agreement”), at Lender’s office located at Denver, Colorado, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of TWENTY MILLION DOLLARS ($20,000,000) or the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrowers under the Credit Agreement, together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Revolving Note is fully paid at the rate from time to time in effect under the Credit Agreement.
This Revolving Note is the Revolving Note referenced in the Credit Agreement, and is subject to the terms of the Credit Agreement, which provides, among other things, for acceleration hereof. Principal and interest due hereunder shall be payable as provided in the Credit Agreement, and this Revolving Note may be prepaid only in accordance with the terms of the Credit Agreement. This Revolving Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

The Borrowers shall pay all costs of collection, including reasonable attorneys’ fees and legal expenses if this Revolving Note is not paid when due, whether or not legal proceedings are commenced. The obligations of the Borrowers hereunder are joint and several.
Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

GLOBAL EMPLOYMENT SOLUTIONS, INC.	EXCELL PERSONNEL SERVICES CORPORATION

By:	By:
Name: Daniel T. Hollenbach	Name: Daniel T. Hollenbach
Its: Chief Financial Officer	Its: Executive Vice President

FRIENDLY ADVANCED SOFTWARE	TEMPORARY PLACEMENT SERVICE,
TECHNOLOGY, INC.	INC., f/k/a Michaels & Associates, Inc. and
successor by merger to Temporary Placement
Service, Inc.

By:	By:
Name: Daniel T. Hollenbach	Name: Daniel T. Hollenbach
Its: Executive Vice President	Its: Executive Vice President

SOUTHEASTERN STAFFING, INC.	SOUTHEASTERN GEORGIA HR, INC.

By:	By:
Name: Daniel T. Hollenbach	Name: Daniel T. Hollenbach
Its: Executive Vice President	Its: Executive Vice President

SOUTHEASTERN PERSONNEL	MAIN LINE PERSONNEL SERVICES,
MANAGEMENT, INC.	INC.

By:	By:
Name: Daniel T. Hollenbach	Name: Daniel T. Hollenbach
Its: Executive Vice President	Its: Executive Vice President

BAY HR, INC.	SOUTHEASTERN STAFFING II, INC.

By:	By:
Name: Daniel T. Hollenbach	Name: Daniel T. Hollenbach
Its: Executive Vice President	Its: Executive Vice President

SOUTHEASTERN STAFFING III, INC.		SOUTHEASTERN STAFFING IV, INC.

By:		By:
	Name: Daniel T. Hollenbach		Name: Daniel T. Hollenbach
	Its: Executive Vice President		Its: Executive Vice President

SOUTHEASTERN STAFFING V, INC.		SOUTHEASTERN STAFFING VI, INC.

By:		By:
	Name: Daniel T. Hollenbach		Name: Daniel T. Hollenbach
	Its: Executive Vice President		Its: Executive Vice President

KEYSTONE ALLIANCE, INC.

By:
Name: Daniel T. Hollenbach
Its: Executive Vice President

Exhibit B to Credit and Security Agreement

TERM NOTE

$6,000,000	Denver, Colorado
April 29, 2008
For value received, each of the undersigned, GLOBAL EMPLOYMENT SOLUTIONS, INC., a Colorado corporation (“Global”), EXCELL PERSONNEL SERVICES CORPORATION, an Illinois corporation (“Excell”), FRIENDLY ADVANCED SOFTWARE TECHNOLOGY, INC., a New York corporation (“Friendly”), TEMPORARY PLACEMENT SERVICE, INC., f/k/a Michaels & Associates, Inc. and successor by merger to Temporary Placement Service, Inc., a Georgia corporation (“TPS”), SOUTHEASTERN STAFFING, INC., a Florida corporation (“Southeastern”), SOUTHEASTERN PERSONNEL MANAGEMENT, INC., a Florida corporation (“SPM”), MAIN LINE PERSONNEL SERVICES, INC., a Pennsylvania corporation (“Main Line”), BAY HR, INC., a Florida corporation (“BHR”), SOUTHEASTERN GEORGIA HR, INC., a Georgia corporation (“SGHR”), SOUTHEASTERN STAFFING II, INC., a Florida corporation (“SEII”), SOUTHEASTERN STAFFING III, INC., a Florida corporation (“SEIII”), SOUTHEASTERN STAFFING IV, INC., a Florida corporation (“SEIV”), SOUTHEASTERN STAFFING V, INC., a Florida corporation (“SEV”), SOUTHEASTERN STAFFING VI, INC., a Florida corporation (“SEVI”), Keystone Alliance, Inc., a Florida corporation (“Keystone”) (Global, Excell, Friendly, TPS, Southeastern, SPM, Main Line, BHR, SGHR, SEII, SEIII, SEIV, SEV, SEVI, and Keystone, each a “Borrower” and collectively, the “Borrowers”), hereby jointly and severally promise to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Lender”), acting through its Wells Fargo Business Credit operating division, on the Termination Date set forth in the Credit and Security Agreement dated the same date as this Term Note that was entered into by the Lender and the Borrower (as amended from time to time, the “Credit Agreement”), at Lender’s office located at Denver, Colorado , or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of SIX MILLION DOLLARS ($6,000,000) or the aggregate unpaid principal amount of all Term Advances made by the Lender to the Borrowers under the Credit Agreement together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Term Note is fully paid at the rate from time to time in effect under the Credit Agreement.
This Term Note is the Term Note referred to in the Credit Agreement, and is subject to the terms of, the Credit Agreement, which provides, among other things, for acceleration hereof. Principal and interest due hereunder shall be payable as provided in the Credit Agreement, and this Term Note may be prepaid only in accordance with the terms of the Credit Agreement. This Term Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

The Borrowers hereby agree to pay all costs of collection, including reasonable attorneys’ fees and legal expenses in the event this Term Note is not paid when due, whether or not legal proceedings are commenced. The obligations of the Borrowers hereunder are joint and several.
Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

GLOBAL EMPLOYMENT SOLUTIONS, INC.		EXCELL PERSONNEL SERVICES CORPORATION

By:		By:
	Name: Daniel T. Hollenbach		Name: Daniel T. Hollenbach
	Its: Chief Financial Officer		Its: Executive Vice President

FRIENDLY ADVANCED SOFTWARE TECHNOLOGY, INC.		TEMPORARY PLACEMENT SERVICE, INC., f/k/a Michaels & Associates, Inc. and successor by merger to Temporary Placement Service, Inc.

By:		By:
	Name: Daniel T. Hollenbach		Name: Daniel T. Hollenbach
	Its: Executive Vice President		Its: Executive Vice President

SOUTHEASTERN STAFFING, INC.		SOUTHEASTERN GEORGIA HR, INC.

By:		By:
	Name: Daniel T. Hollenbach		Name: Daniel T. Hollenbach
	Its: Executive Vice President		Its: Executive Vice President

SOUTHEASTERN PERSONNEL MANAGEMENT, INC.		MAIN LINE PERSONNEL SERVICES, INC.

By:		By:
	Name: Daniel T. Hollenbach		Name: Daniel T. Hollenbach
	Its: Executive Vice President		Its: Executive Vice President

BAY HR, INC.		SOUTHEASTERN STAFFING II, INC.

By:		By:
	Name: Daniel T. Hollenbach		Name: Daniel T. Hollenbach
	Its: Executive Vice President		Its: Executive Vice President

SOUTHEASTERN STAFFING III, INC.		SOUTHEASTERN STAFFING IV, INC.

By:		By:
	Name: Daniel T. Hollenbach		Name: Daniel T. Hollenbach
	Its: Executive Vice President		Its: Executive Vice President

SOUTHEASTERN STAFFING V, INC.		SOUTHEASTERN STAFFING VI, INC.

By:		By:
	Name: Daniel T. Hollenbach		Name: Daniel T. Hollenbach
	Its: Executive Vice President		Its: Executive Vice President

KEYSTONE ALLIANCE, INC.

By:
Name: Daniel T. Hollenbach
Its: Executive Vice President

Exhibit C to Credit and Security Agreement

COMPLIANCE CERTIFICATE

To:	Wells Fargo Business Credit
Date:	, 200___
Subject:	Financial Statements
In accordance with our Credit and Security Agreement dated as of April 29, 2008 (the “Credit Agreement”), attached are the financial statements, as required under the Credit Agreement, of Global Employments Solutions, Inc., a Colorado corporation (“Global”), Excell Personnel Services Corporation, an Illinois corporation (“Excell”), Friendly Advanced Software Technology, Inc., a New York corporation (“Friendly”), Temporary Placement Service, Inc., f/k/a Michaels & Associates, Inc. and successor by merger to Temporary Placement Service, Inc., a Georgia corporation (“TPS”), Southeastern Staffing, Inc., a Florida corporation (“Southeastern”), Southeastern Personnel Management, Inc., a Florida corporation (“SPM”), Main Line Personnel Services, Inc., a Pennsylvania corporation (“Main Line”), Bay HR, Inc., a Florida corporation (“BHR”), Southeastern Georgia HR, Inc., a Georgia corporation (“SGHR”), Southeastern Staffing II, Inc., a Florida corporation (“SEII”), Southeastern Staffing III, Inc., a Florida corporation (“SEIII”), Southeastern Staffing IV, Inc., a Florida corporation (“SEIV”), Southeastern Staffing V, Inc., a Florida corporation (“SEV”), Southeastern Staffing VI, Inc., a Florida corporation (“SEVI”), and Keystone Alliance, Inc., a Florida corporation (“Keystone”) (Global, Excell, Friendly, TPS, Southeastern, SPM, Main Line, BHR, SGHR, SEII, SEIII, SEIV, SEV, SEVI, and Keystone, each a “Borrower” and collectively the “Borrowers”) as of and for                     , 200___  (the “Reporting Date”) and the year-to-date period then ended (the “Current Financials”). All terms used in this certificate have the meanings given in the Credit Agreement.
I certify on behalf of each of the Borrowers that the Current Financials have been prepared in accordance with GAAP, subject to year-end audit adjustments, and fairly present each Borrower’s financial condition as of the date thereof.
I further hereby certify as follows: Events of Default. (Check one):
☐	None of the undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement except as previously reported in writing to the Lender.

☐	The undersigned has knowledge of the occurrence of a Default or Event of Default under the Credit Agreement not previously reported in writing to the Lender and attached hereto is a statement of the facts with respect to thereto. The Borrowers acknowledge that pursuant to Section 2.7(c) of the Credit Agreement, the Lender may impose the Default Rate at any time during the resulting Default Period.

Material Adverse Change in Litigation Matters of the Borrowers. I further hereby certify as follows (check one):
☐	None of the undersigned has knowledge of any material adverse change to the litigation exposure of the Borrowers or any of their Guarantors or Affiliates.

☐	The undersigned has knowledge of material adverse changes to the litigation exposure of the Borrowers or any of their Guarantors or Affiliates not previously disclosed in Schedule 5.7. Attached to this Certificate is a statement of the facts with respect thereto.
Financial Covenants. I further hereby certify as follows (check and complete each of the following):
1. Minimum Debt Service Coverage Ratio. Pursuant to Section 6.2(c) of the Credit Agreement, as of the Reporting Date, the Borrower’s Debt Service Coverage Ratio was  _____  to 1.00, which ☐ satisfies ☐ does not satisfy the requirement that such ratio be not less than 1.1 to 1.00 on the Reporting Date.
2. Capital Expenditures. Pursuant to Section 6.2(d) of the Credit Agreement, for the year-to-date period ending on the Reporting Date, the Borrowers have expended or contracted to expend during the fiscal year ended                     , 200___, for Capital Expenditures, $                     in the aggregate, which ☐ satisfies ☐ does not satisfy the requirement that such expenditures not exceed (a) $1,000,000in the aggregate during the fiscal year 2008 and (b) $200,000 after the fiscal year 2008 until new Financial Covenants are set pursuant to Section 6.2(f).
3. Salaries. As of the Reporting Date, either (a) the Public Parent’s board of Directors has an active subcommittee reviewing and approving compensation for the Borrowers’ Officers which shall be considered to result in no Borrower paying excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation, or (b) the Public Parent’s board of Directors does not have an active subcommittee reviewing and approving compensation for the Borrowers’ Officers and no Borrower has paid excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation, or increased the salary, bonus, commissions, consultant fees or other compensation of any Director, Officer or consultant, or any member of their families, by more than 10% over the amount paid in such Borrower’s previous fiscal year, either individually or for all such persons in the aggregate, or pay any such increase from any source other than profits earned in the year of payment, and as a consequence the Borrowers ☐ are ☐ are not in compliance with Section 6.8 of the Credit Agreement.
Attached hereto are all relevant facts in reasonable detail to evidence, and the computations of the financial covenants referred to above. These computations were made in accordance with GAAP.

Daniel T. Hollenbach,
Chief Financial Officer, Treasurer, and Secretary of GLOBAL EMPLOYMENT SOLUTIONS, INC.; Executive Vice President, Treasurer and Secretary of EXCELL PERSONNEL SERVICES CORPORATION, FRIENDLY ADVANCED SOFTWARE TECHNOLOGY, INC., TEMPORARY PLACEMENT SERVICE, INC., MAIN LINE PERSONNEL SERVICES, INC. and KEYSTONE ALLIANCE, INC.; and Executive Vice President, Assistant Treasurer and Assistant Secretary of SOUTHEASTERN STAFFING, INC., SOUTHEASTERN PERSONNEL MANAGEMENT, INC., BAY HR, INC., SOUTHEASTERN GEORGIA HR, INC., SOUTHEASTERN STAFFING II, INC., SOUTHEASTERN STAFFING III, INC., SOUTHEASTERN STAFFING IV, INC., SOUTHEASTERN STAFFING V, INC. and SOUTHEASTERN STAFFING VI, INC.

Exhibit D to Credit and Security Agreement
PREMISES
The Premises referred to in the Credit and Security Agreement are legally described as follows:
See Schedule 5.1

D-1

Exhibit E to Credit and Security Agreement
LOAN MANAGER SERVICE DESCRIPTION
Attached.

E-1

Exhibit F to Credit and Security Agreement
LOCKBOX AND COLLECTION ACCOUNT SERVICE DESCRIPTION
Attached.

F-1

Exhibit G to Credit and Security Agreement
MASTER AGREEMENT FOR TREASURY MANAGEMENT SERVICES
Attached.

G-1

Schedule 5.1 to Credit and Security Agreement
TRADE NAMES, CHIEF EXECUTIVE OFFICE, PRINCIPAL PLACE OF BUSINESS,
AND LOCATIONS OF COLLATERAL
TRADE NAMES

Global Employment Solutions, Inc.	Global Employment Solutions
Excell Personnel Services Corporation	Business Office Staffing
Friendly Advanced Software Technology, Inc.	Business Office Temps
Main Line Personnel Services, Inc.	TPS
Temporary Placement Service, Inc.	TPS Staffing
Career Blazers	TPS Staffing and Recruiting
FAST
Excell
Main Line
Southeastern Personnel Management, Inc.	Southeastern Companies
Bay HR, Inc.	Southeastern Companies Inc.
Southeastern Georgia HR, Inc.	SEpeo
Southeastern Staffing, Inc.
CHIEF EXECUTIVE OFFICE/PRINCIPAL PLACE OF BUSINESS
Global Employment Solutions, Inc.
10375 Park Meadows Drive, Suite 375
Lone Tree, Colorado 80124
Excell Personnel Services Corporation
33 West Monroe Street, Suite 2050
Chicago, Illinois 60603
Friendly Advanced Software Technology, Inc.
590 Fifth Avenue, 6th Floor
New York, New York 10036
Main Line Personnel Services, Inc.
One Presidential Boulevard, Suite 310
Bala Cynwyd, Pennsylvania 19004
Temporary Placement Service, Inc.
300 West Emery Street, Suite 205
Dalton, Georgia 30720

S-5.1-1

Southeastern Staffing, Inc.
3350 Buschwood Park Drive, Suite 200
Tampa, Florida 33618
Southeastern Staffing II, Inc.
3350 Buschwood Park Drive, Suite 200
Tampa, Florida 33618
Southeastern Staffing III, Inc.
3350 Buschwood Park Drive, Suite 200
Tampa, Florida 33618
Southeastern Staffing IV, Inc.
3350 Buschwood Park Drive, Suite 200
Tampa, Florida 33618
Southeastern Staffing V, Inc.
3350 Buschwood Park Drive, Suite 200
Tampa, Florida 33618
Southeastern Staffing VI, Inc.
3350 Buschwood Park Drive, Suite 200
Tampa, Florida 33618
Southeastern Personnel Management, Inc.
3350 Buschwood Park Drive, Suite 200
Tampa, Florida 33618
Bay HR, Inc.
3350 Buschwood Park Drive, Suite 200
Tampa, Florida 33618
Southeastern Georgia HR, Inc.
3350 Buschwood Park Drive, Suite 200
Tampa, Florida 33618
Keystone Alliance, Inc.
3350 Buschwood Park Drive, Suite 200
Tampa, Florida 33618

S-5.1-2

OTHER INVENTORY AND EQUIPMENT LOCATIONS
80 Enterprise Drive, Suite 2
Pendergrass, Georgia 30567
1120 Connecticut Ave. N.W., Suite 270
Washington, D.C. 20036
4210 Columbia Road 2A
Martinez, Georgia 30907
227 Plott Street
Blairsville, Georgia 30512
5415 Progress Court, Suites A & B
Braselton, Georgia 30517
4300 Buford Drive NE, 18A
Buford, Georgia 30518
207 West Belmont Drive
Calhoun, Georgia 30701
857 JFH Parkway
Cartersville, Georgia 30120
18B Barry Drive
White, Georgia 30184
2120 J Highway 76
Chatsworth, Georgia 30705
300 West Emery Street, Suite 106
Dalton, Georgia 30720
300 West Emery Street, Suite 100
Dalton, Georgia 30720
2514 E. Walnut Avenue, Suite 9
Dalton, Georgia 30720
195 Pearl Nix Parkway, Suite 6
Gainesville, Georgia 30501
3895 Cherokee Street, Suite 360
Kennesaw, Georgia 30144
5770 Peachtree Industrial Blvd., Suite 110
Norcross, Georgia 30071

S-5.1-3

5436 Battlefield Parkway
Ringgold, Georgia 30736
174 Shorter Avenue
Rome, Georgia 30165
3558 Highway 138 SE, Suite 21
Stockbridge, Georgia 30281
107 Spring Street
Washington, Georgia 30673
2275 Research Blvd., Suite 500
Rockville, Maryland 20850
700 Lanidex Plaza, 1st Floor
Parsippany, New Jersey 07054
209 Habersham Village Circle, Unit 209
Cornelia, Georgia 30531
300 W. Emery Street, Suite 108
Dalton, Georgia 30720
586 E. Church Street, Suite 101
Jasper, Georgia 30143
514 North Main Street
Lafayette, Georgia 30728
4850 Sugarloaf Parkway, Suite 211
Lawrenceville, Georgia 30044
3000 30th Place, Suite 311
Fort Lauderdale, Florida 33306

S-5.1-4

Schedule 5.2 to Credit and Security Agreement
CAPITALIZATION AND ORGANIZATIONAL CHART

		No. of Shares	Percent
		(after exercise of	interest on a
		all rights to	fully diluted
Borrower	Holder of Shares	acquire shares	basis
Global Employment	Global Employment	100	100%
Solutions, Inc.	Holdings, Inc.
Excell Personnel Services	Global Employment	1,000	100%
Corporation	Solutions, Inc.
Friendly Advanced	Global Employment	1,000	100%
Technology Service, Inc.	Solutions, Inc.
Main Line Personnel	Global Employment	100	100%
Services, Inc.	Solutions, Inc.
Southeastern Personnel	Global Employment	2,000	100%
Management, Inc.	Solutions, Inc.
Temporary Placement	Global Employment	1,000	100%
Service, Inc.	Solutions, Inc.
Southeastern Staffing, Inc.	Global Employment	1,000	100%
	Solutions, Inc.
Southeastern Staffing II, Inc.	Southeastern Staffing, Inc.	2,000	100%
Southeastern Staffing III, Inc.	Southeastern Staffing, Inc.	2,000	100%
Southeastern Staffing IV, Inc.	Southeastern Staffing, Inc.	2,000	100%
Southeastern Staffing V, Inc.	Southeastern Staffing, Inc.	2,000	100%
Southeastern Staffing VI, Inc.	Southeastern Staffing, Inc.	1,000	100%
Bay HR, Inc.	Southeastern Staffing, Inc.	1,000	100%
Southeastern Georgia HR, Inc.	Southeastern Staffing, Inc.	2,000	100%
Keystone Alliance, Inc.	Global Employment	100	100%
	Holdings, Inc.
Attach organizational chart showing the ownership structure of all Subsidiaries of the Borrowers.
See Attached.

S-5.2-1

Keystone Alliance, Inc.

S-5.2-2

Schedule 5.5 to Credit and Security Agreement
SUBSIDIARIES
1. Global Employment Solutions, Inc.
a. Excell Personnel Services Corporation
b. Friendly Advanced Software Technology, Inc.
c. Main Line Personnel Services, Inc.
d. Southeastern Personnel Management, Inc.
e. Southeastern Staffing, Inc.
f. Temporary Placement Service, Inc.
2. Excell Personnel Services Corporation
a.	P.D. Quick Temps Inc.
3. Friendly Advanced Technology Service, Inc.
4. Main Line Personnel Services, Inc.
5. Southeastern Personnel Management, Inc.
6. Southeastern Staffing, Inc.
a. Bay HR, Inc.
b. Placer Staffing, Inc. (to be dissolved)
c. Southeastern Georgia HR, Inc.
d. Southeastern Staffing II, Inc.
e. Southeastern Staffing III, Inc.
f. Southeastern Staffing IV, Inc.
g. Southeastern Staffing V, Inc.
h. Southeastern Staffing VI, Inc.
6. Temporary Placement Service, Inc.
7. Bay HR, Inc.
8. Southeastern Georgia HR, Inc.
9. Southeastern Staffing II, Inc.
10. Southeastern Staffing III, Inc.
11. Southeastern Staffing IV, Inc.
12. Southeastern Staffing V, Inc.
13. Southeastern Staffing VI, Inc.
14. Keystone Alliance, Inc.

S-5.5-1

Schedule 5.7 to Credit and Security Agreement
LITIGATION MATTERS
None.

S-5.7-1

Schedule 5.9 to Credit and Security Agreement
TAX MATTERS
Global still needs to file its amended return in the State of New York for taxes in King County in the amount of $202,000 plus accrued interest and penalties for the 2007 King County taxes.

S-5.9-1

Schedule 5.11 to Credit and Security Agreement
INTELLECTUAL PROPERTY DISCLOSURES
1. Global Employment Solutions, Inc.
a. Trademarks, Service Marks and Collective Membership Marks:

	Registration	Registration
Mark	Number	Date	Registered With

GLOBAL EMPLOYMENT SOLUTIONS, INC. (& design)	2,580,957	June 18, 2002	United States Patent Trademark Office
GLOBAL EMPLOYMENT SOLUTIONS	2,566,696	May 7, 2002	United States Patent Trademark Office
b. Patents and Patent Applications: None.
c. Other Intellectual Property:
i. Trade names: Global Employment Solutions.
ii. Domain names: gesnetwork.com, gesnetwork.net, gesnetwork.org,
globalemploymentholdings.biz, globalemploymentholdings.com,
globalemploymentholdings.net, globalemploymentholdings.org,
globalemploymentholdings.us, globalemploymentsolutions.com, internetrecruiters.com,
whitecoatstaffing.com.
2. Excell Personnel Services Corporation
a. Trademarks, Service Marks and Collective Membership Marks:

	Registration	Registration
Mark	Number	Date	Registered With

EXCELL (stylized)*	1,524,781	February 14, 1989	United States Patent Trademark Office
EXCELL PERSONNEL SERVICES**	63386 (Ohio)	February 19, 1986	United States Patent Trademark Office

*	This mark is currently recorded as being held in the name Excell Personnel Service, Inc.

**	Excell makes no representation of ownership of this mark but pledges and assigns to and grants the Lender a security interest in all of Excell’s rights to the mark, if any.

S-5.11-1

b. Patents and Patent Applications: None.
c. Other Intellectual Property:
i. Domain names: excell-jobs.com
3. Friendly Advanced Technology Service, Inc.
a. Trademarks, Service Marks and Collective Membership Marks:

	Registration	Registration
Mark	Number	Date	Registered With
CAREER BLAZERS	1,087,452	March 14, 1978	United States Patent Trademark Office
CAREER BLAZERS	1,810,189	December 7, 1993	United States Patent Trademark Office
	1,984,631	July 2, 1996	United States Patent Trademark Office
EXCELLENCE AT WORK	1,531,181	March 21, 1989	United States Patent Trademark Office

Foreign Mark
CAREER BLAZERS	TMA0335860	December 31, 1987	Canada
CB (and Design)	TMA0335706	December 24, 1987	Canada
CAREER BLAZERS	TMA0486222	November 25, 1997	Canada
CAREER BLAZERS	UK001575675	June 16, 1994	United Kingdom
THE TRAIN STATION	UK001575680	June 16, 1994	United Kingdom

S-5.11-2

b. Patents and Patent Applications: None.
c. Other Intellectual Property:
i. Domain names: fastgrp.com
4. Temporary Placement Service, Inc.
a. Trademarks, Service Marks and Collective Membership Marks: None.
b. Patents and Patent Applications: None.
c. Other Intellectual Property:
i. Trade names: TPS, TPS Staffing, TPS Staffing and Recruiting, Business Office Temps, Business Office Staffing.
ii. Domain names: tps-staffing.com.
5. Southeastern Staffing, Inc.
a. Trademarks, Service Marks and Collective Membership Marks: None.
b. Patents and Patent Applications: None.
c. Other Intellectual Property:
i. Copyrights:

Title	Registration Number	Registration Date
Do your employees a favor: let them go	TX-3-383-768	August 31, 1992
Imagine running your business	TX-3-447-252	August 31, 1992
ii. Domain names: southeasternpeo.com, sepeo.com.
6. Main Line Personnel Service, Inc.
a. Trademarks, Service Marks and Collective Membership Marks: None.
b. Patents and Patent Applications: None.
c. Other Intellectual Property:
i. Service Marks: MAIN LINE PERSONNEL (Unregistered)
ii. Domain names: mlpers.com.

S-5.11-3

7. Bay HR, Inc.
a. Trademarks, Service Marks and Collective Membership Marks: None.
b. Patents and Patent Applications: None.
c. Other Intellectual Property: None.
8. Southeastern Georgia HR, Inc.
a. Trademarks, Service Marks and Collective Membership Marks: None.
b. Patents and Patent Applications: None.
c. Other Intellectual Property: None.
9. Southeastern Personnel Management, Inc.
a. Trademarks, Service Marks and Collective Membership Marks: None.
b. Patents and Patent Applications: None.
c. Other Intellectual Property: None.
10. Southeastern Staffing II, Inc.
a. Trademarks, Service Marks and Collective Membership Marks: None.
b. Patents and Patent Applications: None.
c. Other Intellectual Property: None.
11. Southeastern Staffing III, Inc.
a. Trademarks, Service Marks and Collective Membership Marks: None.
b. Patents and Patent Applications: None.
c. Other Intellectual Property: None.
12. Southeastern Staffing IV, Inc.
a. Trademarks, Service Marks and Collective Membership Marks: None.
b. Patents and Patent Applications: None.
c. Other Intellectual Property: None.

S-5.11-4

13. Southeastern Staffing V, Inc.
a. Trademarks, Service Marks and Collective Membership Marks: None.
b. Patents and Patent Applications: None.
c. Other Intellectual Property: None.
14. Southeastern Staffing VI, Inc.
a. Trademarks, Service Marks and Collective Membership Marks: None.
b. Patents and Patent Applications: None.
c. Other Intellectual Property: None.
15. Keystone Alliance, Inc.
a. Trademarks, Service Marks and Collective Membership Marks: None.
b. Patents and Patent Applications: None.
c. Other Intellectual Property: None.

S-5.11-5

Schedule 5.14 to Credit and Security Agreement
ENVIRONMENTAL MATTERS
None.

S-5.14-1

Schedule 5.18 to Credit and Security Agreement
FINANCIAL SOLVENCY
None.

S-5.18-1

Schedule 6.3 to Credit and Security Agreement
PERMITTED LIENS

Debtor	Creditor	Collateral	Jurisdiction	Filing Date	Filing No.

Global Employment	Intertel Leasing	specific equipment	Colorado	9/12/2006	2006F088708
Solutions, Inc.

Global Employment	RICOH Customer	specific equipment	Colorado	02/05/2007	20072012076
Solutions, Inc.	Finance Corp.

Global Employment	Intertel Leasing	specific equipment	Colorado	06/19/2007	2007F062742
Solutions, Inc.

Global Employment	US Bancorp Business	specific equipment	Colorado	07/06/2007	20072069047
Solutions, Inc.	Equipment Finance
	Group

Global Employment	Intertel Leasing	specific equipment	Colorado	01/21/2008	2008F006656
Solutions, Inc.

Global Employment	US Bancorp Business	specific equipment	Colorado	03/01/2008	2008F021607
Solutions, Inc.	Equipment Finance
	Group

Global Employment	TD Banknorth, N.A.	specific equipment	New York	12/12/2007,	200712120950578,
Solutions, Inc.				original filing	continuation of
				02/26/2003	200302280443048

Temporary Placement	NMHG Financial	specific equipment	Georgia	03/20/2006	155-2006-000381
Services, Inc.	Services, Inc.

Southeastern	Great America	specific equipment	Florida	07/13/2006,	200603166898,
Staffing, Inc.	Leasing Corporation			original filing	amending
				06/21/2004	20040722922X

Southeastern	USBancorp	specific equipment	Florida	10/29/2007	200706872388
Staffing, Inc.

Southeastern	Roadmaster Drivers	Judgment Lien for	Hillsborough	05/12/2006	2006233505
Staffing, Inc.	School, Inc.	garnishment.	County, Florida

S-6.3-1

Debtor	Creditor	Collateral	Jurisdiction	Filing Date	Filing No.

Southeastern	Premium Asset	Judgment Lien for	Hillsborough	10/22/2007	2007262041
Staffing, Inc.	Recovery Corp.	garnishment.	County, Florida

Southeastern	Eplus Group, Inc.	specific equipment	Florida	05/20/2003	200304038731
Staffing, Inc.

Southeastern	Irwin Business	specific equipment	Florida	08/19/2003	200304744067
Staffing, Inc.	Finance Corporation

Southeastern	Irwin Business	specific equipment	Florida	11/03/2003	200305356982
Staffing, Inc.	Finance Corporation

Southeastern	Credential Leasing	specific equipment	Florida	06/20/2005	200509981737
Staffing, Inc.	Corp. of Florida,
	Inc.

Southeastern	Inter-tel Leasing	specific equipment	Florida	01/18/2006	200601654402
Staffing, Inc.	Inc.

Main Line Personnel	CIT Technology	specific equipment	Pennsylvania	01/14/2004	20220007868
Services, Inc.	Financing Services,
	Inc.

Main Line Personnel	Citicorp Vendor	specific equipment	Pennsylvania	01/22/2004	20040080356
Services, Inc.	Finance, Inc.

S-6.3-2

Schedule 6.4 to Credit and Security Agreement
PERMITTED INDEBTEDNESS

	Principal	Maturity	Monthly
Creditor	Amount	Date	Payment	Collateral

None

S-6.4.1

Schedule 6.5 to Credit and Security Agreement
GUARANTIES

Amount and Description of
Primary Obligor	Obligation Guaranteed	Beneficiary of Guaranty

None

S-6.5-1